   AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON DECEMBER 21, 2001

                                           REGISTRATION STATEMENT NO. 333-
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                          ---------------------------

                                    FORM S-3
            REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
                          ---------------------------

                            GROUP 1 AUTOMOTIVE, INC.
  (and certain subsidiaries identified on the Table of Additional Registrants)
             (Exact name of registrant as specified in its charter)

                          DELAWARE                                                     76-0506313
  (State or jurisdiction of incorporation or organization)                (I.R.S. Employer Identification No.)
                                                                                B.B. HOLLINGSWORTH, JR.
                                                                    CHAIRMAN, PRESIDENT AND CHIEF EXECUTIVE OFFICER
                                                                                GROUP 1 AUTOMOTIVE, INC.
                  950 ECHO LANE, SUITE 100                                      950 ECHO LANE, SUITE 100
                    HOUSTON, TEXAS 77024                                          HOUSTON, TEXAS 77024
                       (713) 647-5700                                                (713) 647-5700
    (Address, including zip code, and telephone number,
                         including                             (Name, address, including zip code, and telephone number,
  area code, of registrants' principal executive offices)              including area code, of agent for service)

                                    Copy to:
                                 JOHN S. WATSON
                             VINSON & ELKINS L.L.P.
                       2300 FIRST CITY TOWER, 1001 FANNIN
                           HOUSTON, TEXAS 77002-6760
                                 (713) 758-2222
                          ---------------------------

    APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: From time to time after this Registration Statement becomes effective. If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box: [ ]

    If any of the securities being registered on this Form are being offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box: [X]

    If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act of 1933, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

    If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act of 1933, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

    If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]

                        CALCULATION OF REGISTRATION FEE

---------------------------------------------------------------------------------------------------------------------------------
---------------------------------------------------------------------------------------------------------------------------------
                                                                                         PROPOSED
                TITLE OF EACH CLASS OF                        AMOUNT TO BE          MAXIMUM AGGREGATE            AMOUNT OF
              SECURITIES TO BE REGISTERED                      REGISTERED             OFFERING PRICE          REGISTRATION FEE
---------------------------------------------------------------------------------------------------------------------------------
Primary Offering:
  Debt Securities......................................
  Preferred Stock......................................
  Common Stock, including attached preferred share
    purchase rights(1).................................          (4)(5)           $278,818,000(6)(7)(8)          $66,637.50
  Depositary Shares(2).................................
  Warrants.............................................
  Guarantees(3)........................................
---------------------------------------------------------------------------------------------------------------------------------
Secondary Offering:
  Common Stock, including attached preferred share
    purchase rights(1).................................      700,000 shares           $21,182,000(9)             $5,062.50
---------------------------------------------------------------------------------------------------------------------------------
---------------------------------------------------------------------------------------------------------------------------------

(1) Each share of common stock includes an associated preferred share purchase right. Until the occurrence of certain prescribed events, none of which has occurred, the preferred share purchase rights are not exercisable, are evidenced by certificates representing the common stock, and will be transferred only with the common stock.
(2) The depositary shares registered hereunder will be evidenced by depositary receipts issued pursuant to a deposit agreement. If Group 1 elects to offer to the public fractional interests in shares of preferred stock, then depositary receipts will be distributed to those persons purchasing the fractional interests and the shares will be issued to the depositary under the deposit agreement.
(3) We are registering the guarantees of the obligations of Group 1 under the debt securities that may be provided by the subsidiaries named in the "Table of Additional Registrants" on the following page. No additional consideration will be received for such guarantees. Pursuant to Rule 457(n) under the Securities Act, no additional fee is required in connection with such guarantees.
(4) Not specified as to each class of securities to be registered pursuant to General Instruction II(D) to Form S-3.
(5) This registration statement also covers such indeterminate amount of securities as may be issued in exchange for, or upon conversion or exercise of, as the case may be, the debt securities, preferred stock, depositary shares or warrants registered hereunder. Any securities registered hereunder may be sold separately or as units with other securities registered hereunder.
(6) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(o).
(7) No separate consideration will be received for any securities registered hereunder that are issued in exchange for, or upon conversion of, as the case may be, the debt securities, preferred stock or depositary shares registered hereunder.
(8) The aggregate principal amount of the debt securities may be increased if any debt securities are issued at an original issue discount by an amount such that the gross proceeds to be received by the registrants shall be equal to the above amount to be registered. Any offering of debt securities denominated other than in U.S. dollars will be treated as the equivalent of U.S. dollars based on the exchange rate applicable to the purchase of such Debt Securities at the time of initial offering. In no event will the aggregate initial offering price of all securities issued from time to time by Group 1 pursuant to this registration statement exceed $278,818,000, or the equivalent thereof in foreign currencies or composite currencies. The aggregate amount of common stock to be offered by Group 1 is further limited to that which is permissible under Rule 415(a)(4).
(9) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c) on the basis of the average high and low prices of our common stock on the New York Stock Exchange on December 20, 2001 ($30.26 per share).
                          ---------------------------

    THE REGISTRANTS HEREBY AMEND THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANTS SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE SECURITIES AND EXCHANGE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(a), MAY DETERMINE.
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                        TABLE OF ADDITIONAL REGISTRANTS

                    UNDER REGISTRATION STATEMENT ON FORM S-3

     The following subsidiaries of Group 1 Automotive, Inc. are co-registrants under this registration statement for the purpose of providing guarantees, if any, of payments on debt securities registered hereunder:

SUBSIDIARY                                       STATE OF ORGANIZATION        IRS EMPLOYER ID NO.
----------                                       ---------------------        -------------------
Amarillo Motors-C, Ltd.                          Texas (limited partnership)  75-2804523
Amarillo Motors-F, Ltd.                          Texas (limited partnership)  75-2804528
Amarillo Motors-FM, Ltd.                         Texas (limited partnership)  76-0653028
Amarillo Motors-J, Ltd.                          Texas (limited partnership)  75-2804517
Amarillo Motors-SM, Ltd.                         Texas (limited partnership)  75-2859294
Bob Howard Automotive-East, Inc.                 Oklahoma                     73-1511394
Bob Howard Automotive-H, Inc.                    Oklahoma                     73-1443717
Bob Howard Chevrolet, Inc.                       Oklahoma                     73-1329605
Bob Howard Dodge, Inc.                           Oklahoma                     73-1494123
Bob Howard German Imports, Inc.                  Oklahoma                     73-1561047
Bob Howard Motors, Inc.                          Oklahoma                     73-1370828
Bob Howard Nissan, Inc.                          Oklahoma                     73-1524179
Casa Chevrolet Inc.                              New Mexico                   85-0450426
Casa Chrysler Plymouth Jeep Inc.                 New Mexico                   85-0450428
Casa Mitsubishi, Inc.                            New Mexico                   76-0676877
Chaperral Dodge, Ltd.                            Texas (limited partnership)  75-2807212
Colonial Chrysler-Plymouth, Ltd.                 Texas (limited partnership)  75-2807213
Courtesy Ford, Inc.                              Florida                      76-0558145
Courtesy Nissan, Inc.                            Texas                        75-1905979
Danvers-DC, Inc.                                 Delaware                     74-2938754
Danvers-DCII, Inc.                               Delaware                     74-2938564
Danvers-DCIII, Inc.                              Delaware                     76-0632150
Danvers-GM, Inc.                                 Delaware                     74-2938755
Danvers-S, Inc.                                  Delaware                     74-2938756
Danvers-SU, Inc.                                 Delaware                     74-2938757
Danvers-T, Inc.                                  Delaware                     74-2931798
Danvers-TL, Inc.                                 Delaware                     74-2938758
Delaware Acquisition-DC, L.L.C.                  Delaware                     Applied for
Delaware Acquisition-F, L.L.C.                   Delaware                     Applied for
Delaware Acquisition-GM, L.L.C.                  Delaware                     51-0390053
Delaware Acquisition-T, L.L.C.                   Delaware                     Applied for
Flamingo Ford, Inc.                              Florida                      59-3501408
Foyt Motors, Inc.                                Texas                        76-0237540
GPI Acquisition-I, Inc.                          Texas                        Applied for
GPI, Ltd.                                        Texas (limited partnership)  76-0625642
GPI Atlanta-F, Inc.                              Georgia                      58-1092802
GPI Atlanta-FLM, Inc.                            Delaware                     76-0646122
GPI Atlanta-FLM II, Inc.                         Delaware                     74-3016997
GPI Atlanta-T, Inc.                              Delaware                     76-0646121
Group 1 Associates, Inc.                         Delaware                     51-0390227
Group 1 DCP, Inc.                                Delaware                     76-0626797
Group 1 Holdings-DC, L.L.C.                      Delaware                     52-2203214
Group 1 Holdings-F, L.L.C.                       Delaware                     52-2203228
Group 1 Holdings-GM, L.L.C.                      Delaware                     52-2203229
Group 1 Holdings-H, L.L.C.                       Delaware                     52-2203230
Group 1 Holdings-N, L.L.C.                       Delaware                     52-2203232
Group 1 Holdings-S, L.L.C.                       Delaware                     52-2203234
Group 1 Holdings-T, L.L.C.                       Delaware                     52-2203236
Group 1 LP Interests-DC, Inc.                    Delaware                     51-0379880
Group 1 LP Interests-F, Inc.                     Delaware                     51-0382407
Group 1 LP Interests-GM, Inc.                    Delaware                     51-0390228
Group 1 LP Interests-H, Inc.                     Delaware                     51-0393132
Group 1 LP Interests-N, Inc.                     Delaware                     51-0390229

                        TABLE OF ADDITIONAL REGISTRANTS

                    UNDER REGISTRATION STATEMENT ON FORM S-3

SUBSIDIARY                                       STATE OF ORGANIZATION        IRS EMPLOYER ID NO.
----------                                       ---------------------        -------------------
Group 1 LP Interests-S, Inc.                     Delaware                     51-0393131
Group 1 LP Interests-T, Inc.                     Delaware                     51-0390230
Group 1 Realty, Inc.                             Delaware                     76-0632149
Harvey Ford, LLC                                 Delaware                     52-2200134
Harvey GM, LLC                                   Delaware                     74-2931595
Harvey Holdings, Inc.                            Delaware                     74-2930808
Harvey Operations-T, LLC                         Delaware                     52-2203237
Harvey-T, Inc.                                   Delaware                     74-2930807
Highland Autoplex, Inc.                          Texas                        74-2873513
Howard Pontiac-GMC, Inc.                         Oklahoma                     73-1022200
Howard-DC, Inc.                                  Delaware                     73-1577852
Howard-GM, Inc.                                  Delaware                     73-1577853
Howard-GM II, Inc.                               Delaware                     73-1613234
Howard-H, Inc.                                   Delaware                     73-1577855
Howard-HA, Inc.                                  Delaware                     73-1577856
Howard-SI, Inc.                                  Delaware                     73-1577854
Ira Automotive Group, LLC                        Delaware                     74-2940277
Jim Tidwell Ford, Inc.                           Delaware                     58-2436391
Johns Automotive Group, Inc.                     New Mexico                   76-0603184
Key Ford, Inc.                                   Florida                      59-1168670
Koons Ford, Inc.                                 Florida                      59-1914202
Kutz-DC, Ltd.                                    Texas (limited partnership)  75-2763925
Lubbock Motors, Ltd.                             Texas (limited partnership)  75-2822208
Lubbock Motors-F, Ltd.                           Texas (limited partnership)  75-2804514
Lubbock Motors-S, Ltd.                           Texas (limited partnership)  75-2868766
Lubbock Motors-SH, Ltd.                          Texas (limited partnership)  75-2859295
Lubbock Motors-T, Ltd.                           Texas (limited partnership)  75-2804659
Luby Chevrolet Co.                               Delaware                     84-0459450
Maxwell Chrysler Plymouth Dodge Jeep Eagle,
  Ltd.                                           Texas (limited partnership)  74-2690982
Maxwell-FII, Ltd.                                Texas (limited partnership)  74-2861544
Maxwell Ford, Ltd.                               Texas (limited partnership)  74-2884783
Maxwell-SM, Ltd.                                 Texas (limited partnership)  74-2551405
McCall-H, Inc.                                   Texas                        76-0627255
McCall-HA, Ltd.                                  Texas (limited partnership)  76-0173063
McCall-SI, Inc.                                  Texas                        76-0627253
McCall-T, Ltd.                                   Texas (limited partnership)  74-1649754
McCall-TII, Ltd.                                 Texas (limited partnership)  76-0654109
McCall-TL, Ltd.                                  Texas (limited partnership)  76-0270456
Mike Smith Automotive-H, Inc.                    Delaware                     76-0603178
Mike Smith Automotive-N, Inc.                    Texas                        76-0566784
Mike Smith Autoplaza, Inc.                       Texas                        76-0202396
Mike Smith Autoplex Buick, Inc.                  Texas                        76-0566787
Mike Smith Autoplex Dodge, Inc.                  Texas                        76-0566783
Mike Smith Autoplex, Inc.                        Texas                        76-0561393
Mike Smith Autoplex-German Imports, Inc.         Texas                        76-0566786
Mike Smith Autoplex-V, Inc.                      Texas                        76-0566788
Mike Smith Imports, Inc.                         Texas                        76-0586800
Mike Smith Motors, Inc.                          Texas                        76-0586392
Mike Smith GM, Inc.                              Delaware                     76-0603181
Perimeter Ford, Inc.                             Delaware                     76-0558147
Prestige Chrysler Plymouth Northwest, Ltd.       Texas (limited partnership)  74-2679593
Prestige Chrysler Plymouth South, Ltd.           Texas (limited partnership)  74-2690980
Rockwall Automotive-DCD, Ltd.                    Texas (limited partnership)  76-0659030
Rockwall Automotive-F, Ltd.                      Texas (limited partnership)  75-2804507
Round Rock Nissan, Inc.                          Texas                        76-0513858
Shamrock Chevrolet, Inc.                         Florida                      59-2894916
SMC Investment, Inc.                             Texas                        74-2025950

                        TABLE OF ADDITIONAL REGISTRANTS

                    UNDER REGISTRATION STATEMENT ON FORM S-3

SUBSIDIARY                                       STATE OF ORGANIZATION        IRS EMPLOYER ID NO.
----------                                       ---------------------        -------------------
Smith, Liu & Kutz, Inc.                          Texas                        76-0140051
Sunshine Buick Pontiac GMC Truck, Inc.           New Mexico                   85-0457224
Town North Nissan, Inc.                          Texas                        74-2360462
Town North Suzuki, Inc.                          Texas                        74-2443143

THE INFORMATION IN THIS PROSPECTUS IS NOT COMPLETE AND MAY BE CHANGED. WE MAY NOT SELL THESE SECURITIES UNTIL THE REGISTRATION STATEMENT FILED WITH THE SECURITIES AND EXCHANGE COMMISSION IS EFFECTIVE. THIS PROSPECTUS IS NOT AN OFFER TO SELL THESE SECURITIES, AND IT IS NOT SOLICITING AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE THE OFFER OR SALE IS NOT PERMITTED.

                SUBJECT TO COMPLETION, DATED DECEMBER 21, 2001.
PROSPECTUS

Group 1 Automotive, Inc.
950 Echo Lane, Suite 100
Houston, Texas 77024
(713) 647-5700

                                DEBT SECURITIES
                                PREFERRED STOCK
                                  COMMON STOCK
                                    WARRANTS
                             ---------------------

     We may offer and sell the securities listed above with an aggregate offering price up to $300,000,000 in connection with this prospectus. We will provide specific terms of these offerings and securities in supplements to this prospectus, including whether the debt securities are guaranteed by all of our subsidiaries.

     The selling stockholder may offer and sell from time to time up to 700,000 shares of our common stock in connection with this prospectus. Unless otherwise provided in a prospectus supplement, we do not expect to receive any proceeds from the sale of shares by the selling stockholder.

                             ---------------------

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR DETERMINED IF THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                             ---------------------

This prospectus is dated December   , 2001.

                               TABLE OF CONTENTS

About This Prospectus.......................................     2
Where You Can Find More Information.........................     2
Forward-Looking Statements..................................     3
Disclaimer..................................................     4
The Company.................................................     4
Use of Proceeds.............................................     4
Ratios of Earnings to Fixed Charges and Earnings to Fixed
  Charges Plus Dividends....................................     4
Description of Debt Securities..............................     5
Description of Capital Stock................................    17
Description of Depositary Shares............................    21
Description of Warrants.....................................    23
Selling Stockholder.........................................    23
Plan of Distribution........................................    24
Legal Matters...............................................    26
Experts.....................................................    26

                             ABOUT THIS PROSPECTUS

     This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission (the "SEC") utilizing a "shelf" registration process. Under this shelf registration process, we may sell any combination of the securities described in this prospectus in one or more offerings up to a total dollar amount of $300,000,000. In addition, the selling stockholder may sell a specified number of shares of our common stock as described elsewhere in this prospectus. This prospectus provides you with a general description of the securities we may offer and the common stock that the selling stockholder may offer. Each time we sell securities, we will provide you with a prospectus supplement that will contain specific information about the terms of the offering and the offered securities. The prospectus supplement may also add, update or change information contained in this prospectus. Any statement that we make in this prospectus will be modified or superseded by any inconsistent statement made by us in a prospectus supplement. You should read both this prospectus and any prospectus supplement together with additional information described under the heading "Where You Can Find More Information."

                      WHERE YOU CAN FIND MORE INFORMATION

     We file annual, quarterly and special reports, proxy statements and other information with the SEC. Our SEC filings are available to the public over the Internet at the SEC's web site at http://www.sec.gov. You may also read and copy any document we file at the SEC's public reference room at 450 Fifth Street, N.W., Washington, D.C. 20549, and at the regional offices of the SEC located at 500 West Madison Street, Suite 1400, Chicago, Illinois 60661. You may obtain information on the operation of the SEC's public reference room in Washington, D.C. by calling the SEC at 1-800-SEC-0330. We also file such information with the New York Stock Exchange. Such reports, proxy statements and other information may be read and copied at 30 Broad Street, New York, New York 10005.

     The SEC allows us to "incorporate by reference" the information we file with them, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is an important part of this prospectus, and information that we file later with the SEC will automatically update and supersede this information. We incorporate by reference the documents listed below and any further filings made with the SEC under Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 until we and the selling stockholder sell all of the securities or we and the selling stockholder terminate this offering:

     - Our Annual Report on Form 10-K for the year ended December 31, 2000;

     - Our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2001, June 30, 2001 and September 30, 2001;

     - Our Current Report on Form 8-K, filed with the SEC on October 30, 2001;
       and

     - The description of our common stock contained in our Form 8-A dated October 7, 1997, including any amendment to that form that we may have filed in the past, or may file in the future, for the purpose of updating the description of our common stock.

     You may request a copy of these filings at no cost by writing or telephoning us at the following address:

      Group 1 Automotive, Inc.
      950 Echo Lane, Suite 100
      Houston, Texas 77024
      (713) 647-5700

     You should rely only on the information incorporated by reference or provided in this prospectus or any prospectus supplement. We and the selling stockholder have not authorized anyone else to provide you with different information. We and the selling stockholder are not making an offer of these securities in any state where the offer is not permitted. You should not assume that the information in this prospectus or any prospectus supplement is accurate as of any date other than the date on the front of those documents.

                           FORWARD-LOOKING STATEMENTS

     This prospectus includes certain "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. These statements include statements regarding our plans, goals, beliefs or current expectations, including those plans, goals, beliefs and expectations of our officers and directors with respect to, among other things:

     - the completion of pending and future acquisitions

     - operating cash flows and availability of capital

     - capital expenditures

     Any such forward-looking statements are not assurances of future performance and involve risks and uncertainties. Actual results may differ materially from anticipated results in the forward-looking statements for a number of reasons, including:

     - the future economic environment, including consumer confidence, may affect the demand for new and used vehicles and parts and service sales

     - regulatory environment, adverse legislation, or unexpected litigation

     - our principal automobile manufacturers, especially Ford and Toyota, may not continue to enjoy high customer satisfaction with their products and they may not continue to support and make high-demand vehicles available to us

     - requirements imposed on us by our manufacturers may affect our acquisitions and capital expenditures related to our dealership facilities

     - our dealership operations may not perform at expected levels or achieve expected improvements

     - we may not achieve expected future cost savings and our future costs could be higher than we expected

     - available capital resources may limit our ability to complete acquisitions

     - available capital resources may limit our ability to complete construction of new or expanded facilities

     The information contained in our Annual Report on Form 10-K for the year ended December 31, 2000 identifies factors that could affect our operating results and performance. We urge you to carefully consider those factors.

     All forward-looking statements attributable to us are qualified in their entirety by this cautionary statement.

                                   DISCLAIMER

     None of our automobile manufacturers has been involved, directly or indirectly, in the preparation of this prospectus or in any offering made hereby. No manufacturer has made any statements or representations in connection with the offering or has provided any information or materials that were used in connection with the offering, and no manufacturer has any responsibility for the accuracy or completeness of this prospectus.

                                  THE COMPANY

     We are a leading operator in the $1 trillion automotive retailing industry. We operate 61 dealerships comprised of 96 franchises, 29 different brands, and 23 collision service centers located in Texas, Oklahoma, Florida, New Mexico, Colorado, Georgia, Louisiana and Massachusetts. We sell new and used cars and light trucks, provide maintenance and repair services, sell replacement parts and arrange related financing, vehicle service and insurance contracts.

     Our corporate headquarters is located in Houston, Texas at 950 Echo Lane, Suite 100, Houston, Texas 77024 (telephone: (713) 647-5700).

                                USE OF PROCEEDS

     Unless otherwise provided in a prospectus supplement, we will use the net proceeds from the sale of the securities offered by us pursuant to this prospectus and any prospectus supplement for our general corporate purposes, which may include repayment of indebtedness, additions to our working capital, capital expenditures and potential future acquisitions.

     Unless otherwise provided in a prospectus supplement, we do not expect to receive any proceeds from the sale of our common stock by the selling stockholder.

                    RATIOS OF EARNINGS TO FIXED CHARGES AND
                    EARNINGS TO FIXED CHARGES PLUS DIVIDENDS

     The following table contains our consolidated ratios of earnings to fixed charges and earnings to fixed charges plus dividends for the periods indicated.

                                                         NINE MONTHS
                                                            ENDED        YEAR ENDED DECEMBER 31,
                                                        SEPTEMBER 30,   -------------------------
                                                            2001        2000   1999   1998   1997
                                                        -------------   ----   ----   ----   ----
Ratio of earnings to fixed charges....................      2.38        1.98   2.36   2.60   2.16
                                                            ----        ----   ----   ----   ----
Ratio of earnings to fixed charges plus dividends.....      2.38        1.98   2.36   2.60   2.16
                                                            ----        ----   ----   ----   ----

     For purposes of computing the ratios of earnings to fixed charges and earnings to fixed charges plus dividends:

          (1) "earnings" consist of income before provision for income taxes plus fixed charges (excluding capitalized interest) and

          (2) "fixed charges" consist of interest expensed and capitalized, amortization of debt discount and expense relating to indebtedness and the portion of rental expense representative of the interest factor attributable to leases for rental property.

     There were no dividends paid or accrued during the periods presented above.

                         DESCRIPTION OF DEBT SECURITIES

     The Debt Securities will be either our senior debt securities ("Senior Debt Securities") or our subordinated debt securities ("Subordinated Debt Securities"). The Senior Debt Securities and the Subordinated Debt Securities will be issued under separate Indentures among us, our domestic subsidiaries, if our domestic subsidiaries are guarantors of the Debt Securities, and a U.S. banking institution (a "Trustee"). Senior Debt Securities will be issued under a "Senior Indenture" and Subordinated Debt Securities will be issued under a "Subordinated Indenture." Together the Senior Indenture and the Subordinated Indenture are called "Indentures."

     The Debt Securities may be issued from time to time in one or more series. The particular terms of each series that are offered by a prospectus supplement will be described in the prospectus supplement.

     We primarily conduct our operations through our subsidiaries. Unless the Debt Securities are guaranteed by our subsidiaries as described below, the rights of Group 1 and Group 1's creditors, including holders of the Debt Securities, to participate in the assets of any subsidiary upon the subsidiary's liquidation or reorganization will be subject to the prior claims of the subsidiary's creditors, except to the extent that we may be a creditor with recognized claims against such subsidiary.

     We have summarized selected provisions of the Indentures below. The summary is not complete. The form of each Indenture has been filed with the SEC with this registration statement and you should read the Indenture for provisions that may be important to you. In the summary below we have included references to section numbers of the applicable Indentures so that you can easily locate these provisions. Whenever we refer in this prospectus or in the prospectus supplement to particular sections or defined terms of the Indenture, such sections or defined terms are incorporated by reference herein or therein, as applicable. Capitalized terms used in the summary have the meanings specified in the Indentures.

GENERAL

     The Indentures provide that Debt Securities in separate series may be issued thereunder from time to time without limitation as to aggregate principal amount. We may specify a maximum aggregate principal amount for the Debt Securities of any series. (Section 301) We will determine the terms and conditions of the Debt Securities, including the maturity, principal and interest, but those terms must be consistent with the Indenture. The Debt Securities will be our unsecured obligations.

     The Subordinated Debt Securities will be subordinated in right of payment to the prior payment in full of all of our Senior Debt (as defined) as described under "-- Subordination of Subordinated Debt Securities" and in the prospectus supplement applicable to any Subordinated Debt Securities. If the prospectus supplement so indicates, the Subordinated Debt Securities will be convertible into our common stock as described under "-- Conversion of Subordinated Debt Securities."

     If specified in the prospectus supplement, our domestic subsidiaries (the "Subsidiary Guarantors") will unconditionally guarantee (the "Subsidiary Guarantees") on a joint and several basis the Debt Securities as described under "-- Subsidiary Guarantees" and in the prospectus supplement. The Subsidiary Guarantees will be unsecured obligations of each Subsidiary Guarantor. Subsidiary Guarantees of Subordinated Debt Securities will be subordinated to the Senior Debt of the Subsidiary Guarantors on the same basis as the Subordinated Debt Securities are subordinated to our Senior Debt.

     The applicable prospectus supplement will set forth the price or prices at which the Debt Securities to be offered will be issued and will describe the following terms of such Debt Securities:

          (1) the title of the Debt Securities;

          (2) whether the Debt Securities are Senior Debt Securities or Subordinated Debt Securities and, if Subordinated Debt Securities, the related subordination terms;

          (3) whether the Subsidiary Guarantors will provide Subsidiary Guarantees of the Debt Securities;

          (4) any limit on the aggregate principal amount of the Debt
     Securities;

          (5) the dates on which the principal of the Debt Securities will be payable;

          (6) the interest rate which the Debt Securities will bear and the interest payment dates for the Debt Securities;

          (7) the places where payments on the Debt Securities will be payable;

          (8) any terms upon which the Debt Securities may be redeemed, in whole or in part, at our option;

          (9) any sinking fund or other provisions that would obligate us to repurchase or otherwise redeem the Debt Securities;

          (10) the portion of the principal amount, if less than all, of the Debt Securities that will be payable upon declaration of acceleration of the Maturity of the Debt Securities;

          (11) whether the Debt Securities are defeasible;

          (12) any addition to or change in the Events of Default;

          (13) whether the Debt Securities are convertible into our common stock and, if so, the terms and conditions upon which conversion will be effected, including the initial conversion price or conversion rate ("the Conversion Price") and any adjustments thereto in addition to or different from those described in this prospectus, the conversion period and other conversion provisions in addition to or in lieu of those described in this prospectus;

          (14) any addition to or change in the covenants in the Indenture applicable to any of the Debt Securities; and

          (15) any other terms of the Debt Securities not inconsistent with the provisions of the Indenture. (Section 301)

     Debt Securities, including Original Issue Discount Securities, may be sold at a substantial discount below their principal amount. Special United States federal income tax considerations applicable to Debt Securities sold at an original issue discount may be described in the applicable prospectus supplement. In addition, special United States federal income tax or other considerations applicable to any Debt Securities that are denominated in a currency or currency unit other than United States dollars may be described in the applicable prospectus supplement.

SUBORDINATION OF SUBORDINATED DEBT SECURITIES

     The indebtedness evidenced by the Subordinated Debt Securities will, to the extent set forth in the Subordinated Indenture with respect to each series of Subordinated Debt Securities, be subordinate in right of payment to the prior payment in full of all of our Senior Debt, including the Senior Debt Securities, and it may also be senior in right of payment to all of our Subordinated Debt. The prospectus supplement relating to any Subordinated Debt Securities will summarize the subordination provisions of the Subordinated Indenture applicable to that series including:

     - the applicability and effect of such provisions upon any payment or distribution of our assets to creditors upon any liquidation, dissolution, winding-up, reorganization, assignment for the benefit of creditors or marshaling of assets or any bankruptcy, insolvency or similar proceedings;

     - the applicability and effect of such provisions in the event of specified defaults with respect to any Senior Debt, including the circumstances under which and the periods in which we will be prohibited from making payments on the Subordinated Debt Securities; and

     - the definition of Senior Debt applicable to the Subordinated Debt Securities of that series and, if the series is issued on a senior subordinated basis, the definition of Subordinated Debt applicable to that series.

The prospectus supplement will also describe as of a recent date the approximate amount of Senior Debt to which the Subordinated Debt Securities of that series will be subordinated.

     The failure to make any payment on any of the Subordinated Debt Securities by reason of the subordination provisions of the Subordinated Indenture described in the prospectus supplement will not be construed as preventing the occurrence of an Event of Default with respect to the Subordinated Debt Securities arising from any such failure to make payment.

     The subordination provisions described above will not be applicable to payments in respect of the Subordinated Debt Securities from a defeasance trust established in connection with any defeasance or covenant defeasance of the Subordinated Debt Securities as described under "-- Defeasance and Covenant Defeasance."

CONVERSION OF DEBT SECURITIES

     The Indentures may provide for a right of conversion of Debt Securities into our common stock (or cash in lieu thereof). (Sections 301 and 1701) The following provisions will apply to Debt Securities that are convertible unless otherwise provided in the prospectus supplement for such Debt Securities.

     The Holder of any convertible Debt Securities will have the right, exercisable at any time prior to the close of business on the second Business Day prior to their Stated Maturity, unless previously redeemed or otherwise purchased by us, to convert such Debt Securities into shares of common stock at the Conversion Price set forth in the prospectus supplement, subject to adjustment. (Section 1702) The Holder of convertible Debt Securities may convert any portion thereof which is $1,000 in principal amount or any multiple thereof. (Section 1702)

     In certain events, the Conversion Price will be subject to adjustment as set forth in the Indenture. Such events include:

          (a) any payment of a dividend (or other distribution) payable in common stock on any class of our Capital Stock;

          (b) any subdivision, combination or reclassification of common stock;

          (c) any issuance to all holders of common stock of rights, options or warrants entitling them to subscribe for or purchase common stock at less than the then current market price (as determined in accordance with the Indenture) of common stock; provided, however, that if such rights, options or warrants are only exercisable upon the occurrence of certain triggering events relating to control and provided for in shareholders' rights plans, then the Conversion Price will not be adjusted until such triggering events occur;

          (d) any distribution to all holders of common stock of evidences of indebtedness, shares of our Capital Stock other than common stock, cash or other assets (including securities, but excluding those dividends and distributions referred to above for which an adjustment must be made and excluding regular dividends and distributions paid exclusively in cash);

          (e) any distribution consisting exclusively of cash (excluding any cash portion of distributions referred to in (d) above, or cash distributed upon a merger or consolidation to which the third succeeding paragraph applies) to all holders of common stock in an aggregate amount that, combined together with (1) all other such all-cash distributions made within the then preceding 12 months in respect of which no adjustment has been made and (2) any cash and the fair market value of other consideration paid or payable in respect of any tender offer by us or any of our Subsidiaries for common stock concluded within the preceding 12 months in respect of which no adjustment has been made, exceeds 15% of our company's market capitalization (defined as being the product of the then current market price of the common stock times the number of shares of common stock then outstanding) on the record date of such distribution; and

          (f) the completion of a tender or exchange offer made by us or any of our Subsidiaries for common stock that involves an aggregate consideration that, together with (1) any cash and the fair market value of other consideration payable in a tender or exchange offer by us or any of our Subsidiaries for common stock expiring within the 12 months preceding the expiration of such tender or exchange offer in respect of which no adjustment has been made and (2) the aggregate amount of any such all-cash distributions referred to in (e) above to all holders of common stock within the 12 months preceding the expiration of such tender or exchange offer in respect of which no adjustments have been made, exceeds 15% of our market capitalization on the expiration of such tender offer.

No adjustment of the Conversion Price will be required to be made until the cumulative adjustments amount to 1.0% or more of the Conversion Price as last adjusted. We reserve the right to make such reductions in the Conversion Price in addition to those required in the preceding provisions as we consider to be advisable in order that any event treated for federal income tax purposes as a dividend of a stock or stock rights will not be taxable to the recipients. Should we elect to make such a reduction in the Conversion Price, we will comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder if and to the extent that such laws and regulations are applicable in connection with the reduction of the Conversion Price. (Section 1704)

     If we distribute rights or warrants (other than those referred to in (c) in the preceding paragraph) pro rata to holders of common stock, so long as any such rights or warrants have not expired or been redeemed by us, the Holder of any convertible Debt Security surrendered for conversion will be entitled to receive upon such conversion, in addition to the shares of common stock issuable upon such conversion (the "Conversion Shares"), a number of rights or warrants to be determined as follows:

          (1) if such conversion occurs on or prior to the date for the distribution to the holders of rights or warrants of separate certificates evidencing such rights or warrants (the "Distribution Date"), the same number of rights or warrants to which a holder of a number of shares of common stock equal to the number of Conversion Shares is entitled at the time of such conversion in accordance with the terms and provisions of and applicable to the rights or warrants, and

          (2) if such conversion occurs after such Distribution Date, the number of rights or warrants to which a holder of the number of shares of common stock into which such Subordinated Debt Security was convertible immediately prior to such Distribution Date would have been entitled on such Distribution Date in accordance with the terms and provisions of and applicable to the rights or warrants.

The Conversion Price will not be subject to adjustment on account of any declaration, distribution or exercise of such rights or warrants. (Section 1704)

     Fractional shares of common stock will not be issued upon conversion, but, instead, we will pay a cash adjustment based on the then current market price for the common stock. (Section 1703) Upon conversion, no adjustments will be made for accrued interest or dividends, and therefore convertible Debt Securities surrendered for conversion between the record date for an interest payment and the Interest Payment Date (except convertible Debt Securities called for redemption on a redemption date during such period) must be accompanied by payment of an amount equal to the interest thereon which the Holder is to receive. (Sections 1702 and 1704)

     In the case of any reclassification of the Conversion Shares, consolidation or merger of our company with or into another Person or any merger of another Person with or into us (with certain exceptions), or in case of any transfer or other disposition of all or substantially all of our assets, each convertible Debt Security then outstanding will, without the consent of any Holder, become convertible only into the kind and amount of securities, cash and other property receivable upon such reclassification, consolidation, merger, conveyance, transfer or lease by a holder of the number of shares of common stock into which such Debt Security was convertible immediately prior thereto, after giving effect to any adjustment event, who failed to exercise any rights of election and received per share the kind and amount received per share by a plurality of non-electing shares. (Section 1705)

SUBSIDIARY GUARANTEES

     If specified in the prospectus supplement, the Subsidiary Guarantors will guarantee the Debt Securities of a series. Unless otherwise indicated in the prospectus supplement, the following provisions will apply to the Subsidiary Guarantees of the Subsidiary Guarantors.

     Subject to the limitations described below and in the prospectus supplement, the Subsidiary Guarantors will, jointly and severally, unconditionally guarantee the punctual payment when due, whether at Stated Maturity, by acceleration or otherwise, of all our obligations under the Indentures and the Debt Securities of a series, whether for principal of, premium, if any, or interest on the Debt Securities or otherwise (all such obligations guaranteed by a Subsidiary Guarantor being herein called the "Guaranteed Obligations"). The Subsidiary Guarantors will also pay all expenses (including reasonable counsel fees and expenses) incurred by the applicable Trustee in enforcing any rights under a Subsidiary Guarantee with respect to a Subsidiary Guarantor.

     In the case of Subordinated Debt Securities, a Subsidiary Guarantor's Subsidiary Guarantee will be subordinated in right of payment to the Senior Debt of such Subsidiary Guarantor on the same basis as the Subordinated Debt Securities are subordinated to our Senior Debt. No payment will be made by any Subsidiary Guarantor under its Subsidiary Guarantee during any period in which payments by us on the Subordinated Debt Securities are suspended by the subordination provisions of the Subordinated Indenture. (Article Fourteen of the Subordinated Indenture)

     Each Subsidiary Guarantee will be limited in amount to an amount not to exceed the maximum amount that can be guaranteed by the relevant Subsidiary Guarantor without rendering such Subsidiary Guarantee voidable under applicable law relating to fraudulent conveyance or fraudulent transfer or similar laws affecting the rights of creditors generally.

     Each Subsidiary Guarantee will be a continuing guarantee and will:

          (1) remain in full force and effect until either (a) payment in full of all the Guaranteed Obligations (or the applicable Debt Securities are defeased and discharged in accordance with the defeasance provisions of the Indentures) or (b) released as described in the following paragraph;

          (2) be binding upon each Subsidiary Guarantor; and

          (3) inure to the benefit of and be enforceable by the applicable Trustee, the Holders and their successors, transferees and assigns.

     In the event that a Subsidiary Guarantor ceases to be a Subsidiary, whether as a result of a disposition of all or substantially all of the assets or all of the Capital Stock of such Subsidiary Guarantor, by way of sale, merger, consolidation or otherwise, such Subsidiary Guarantor will be deemed released and relieved of its obligations under its Subsidiary Guarantee without any further action required on the part of the Trustee or any Holder, and no other person acquiring or owning the assets or Capital Stock of such Subsidiary Guarantor will be required to enter into a Subsidiary Guarantee; provided, in each case, that the transaction or transactions resulting in such Subsidiary Guarantor's ceasing to be a Subsidiary are carried out pursuant to and in compliance with all of the applicable covenants in the Indenture. In addition, the prospectus supplement may specify additional circumstances under which a Subsidiary Guarantor can be released from its Subsidiary Guarantee.

FORM, EXCHANGE AND TRANSFER

     The Debt Securities of each series will be issuable only in fully registered form, without coupons, and, unless otherwise specified in the applicable prospectus supplement, only in denominations of $1,000 and integral multiples thereof. (Section 302)

     At the option of the Holder, subject to the terms of the applicable Indenture and the limitations applicable to Global Securities, Debt Securities of each series will be exchangeable for other Debt Securities of the same series of any authorized denomination and of a like tenor and aggregate principal amount. (Section 305)

     Subject to the terms of the applicable Indenture and the limitations applicable to Global Securities, Debt Securities may be presented for exchange as provided above or for registration of transfer (duly endorsed or with the form of transfer endorsed thereon duly executed) at the office of the Security Registrar or at the office of any transfer agent designated by us for such purpose. No service charge will be made for any registration of transfer or exchange of Debt Securities, but we may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith. Such transfer or exchange will be effected upon the Security Registrar or such transfer agent, as the case may be, being satisfied with the documents of title and identity of the person making the request. The Security Registrar and any other transfer agent initially designated by us for any Debt Securities will be named in the applicable prospectus supplement. (Section 305) We may at any time designate additional transfer agents or rescind the designation of any transfer agent or approve a change in the office through which any transfer agent acts, except that we will be required to maintain a transfer agent in each Place of Payment for the Debt Securities of each series. (Section 1002)

     If the Debt Securities of any series (or of any series and specified terms) are to be redeemed in part, we will not be required to (i) issue, register the transfer of or exchange any Debt Security of that series (or of that series and specified terms, as the case may be) during a period beginning at the opening of business 15 days before the day of mailing of a notice of redemption of any such Debt Security that may be selected for redemption and ending at the close of business on the day of such mailing or (ii) register the transfer of or exchange any Debt Security so selected for redemption, in whole or in part, except the unredeemed portion of any such Debt Security being redeemed in part. (Section
305)

GLOBAL SECURITIES

     Some or all of the Debt Securities of any series may be represented, in whole or in part, by one or more Global Securities which will have an aggregate principal amount equal to that of the Debt Securities represented thereby. Each Global Security will be registered in the name of a Depositary or its nominee identified in the applicable prospectus supplement, will be deposited with such Depositary or nominee or its custodian and will bear a legend regarding the restrictions on exchanges and registration of transfer thereof referred to below and any such other matters as may be provided for pursuant to the applicable Indenture.

     Notwithstanding any provision of the Indentures or any Debt Security described in this prospectus, no Global Security may be exchanged in whole or in part for Debt Securities registered, and no transfer of a

Global Security in whole or in part may be registered, in the name of any person other than the Depositary for such Global Security or any nominee of such Depositary unless:

          (1) the Depositary has notified us that it is unwilling or unable to continue as Depositary for such Global Security or has ceased to be qualified to act as such as required by the applicable Indenture;

          (2) an Event of Default with respect to the Debt Securities represented by such Global Security has occurred and is continuing and the Security Registrar has received a written request from the Depositary to issue certificated Debt Securities; or

          (3) other circumstances exist, in addition to or in lieu of those described above, as may be described in the applicable prospectus supplement.

All Debt Securities issued in exchange for a Global Security or any portion thereof will be registered in such names as the Depositary may direct. (Sections 205 and 305)

     As long as the Depositary, or its nominee, is the registered Holder of a Global Security, the Depositary or such nominee, as the case may be, will be considered the sole owner and Holder of such Global Security and the Debt Securities that it represents for all purposes under the Debt Securities and the applicable Indenture. Except in the limited circumstances referred to above, owners of beneficial interests in a Global Security will not be entitled to have such Global Security or any Debt Securities that it represents registered in their names, will not receive or be entitled to receive physical delivery of certificated Debt Securities in exchange therefor and will not be considered to be the owners or Holders of such Global Security or any Debt Securities that is represents for any purpose under the Debt Securities or the applicable Indenture. All payments on a Global Security will be made to the Depositary or its nominee, as the case may be, as the Holder of the security. The laws of some jurisdictions require that some purchasers of Debt Securities take physical delivery of such Debt Securities in definitive form. These laws may impair the ability to transfer beneficial interests in a Global Security.

     Ownership of beneficial interests in a Global Security will be limited to institutions that have accounts with the Depositary or its nominee ("participants") and to persons that may hold beneficial interests through participants. In connection with the issuance of any Global Security, the Depositary will credit, on its book-entry registration and transfer system, the respective principal amounts of Debt Securities represented by the Global Security to the accounts of its participants. Ownership of beneficial interests in a Global Security will be shown only on, and the transfer of those ownership interests will be effected only through, records maintained by the Depositary (with respect to participants' interests) or any such participant (with respect to interests of persons held by such participants on their behalf). Payments, transfers, exchanges and other matters relating to beneficial interests in a Global Security may be subject to various policies and procedures adopted by the Depositary from time to time. None of us, the Subsidiary Guarantors, the Trustees or the agents of ourself, the Subsidiary Guarantors or the Trustees will have any responsibility or liability for any aspect of the Depositary's or any participant's records relating to, or for payments made on account of, beneficial interests in a Global Security, or for maintaining, supervising or reviewing any records relating to such beneficial interests.

PAYMENT AND PAYING AGENTS

     Unless otherwise indicated in the applicable prospectus supplement, payment of interest on a Debt Security on any Interest Payment Date will be made to the Person in whose name such Debt Security (or one or more Predecessor Debt Securities) is registered at the close of business on the Regular Record Date for such interest. (Section 307)

     Unless otherwise indicated in the applicable prospectus supplement, principal of and any premium and interest on the Debt Securities of a particular series will be payable at the office of such Paying Agent or Paying Agents as we may designate for such purpose from time to time, except that at our option payment of any interest may be made by check mailed to the address of the Person entitled thereto as such address appears in the Security Register. Unless otherwise indicated in the applicable prospectus supplement, the corporate trust office of the Trustee under the Senior Indenture in The City of New York will be designated as sole Paying Agent for payments with respect to Senior Debt Securities of each series, and the corporate trust office of the Trustee under the Subordinated Indenture in The City of New York will be designated as the sole Paying Agent for payment with respect to Subordinated Debt Securities of each series. Any other Paying Agents initially designated by us for the Debt Securities of a particular series will be named in the applicable prospectus supplement. We may at any time designate additional Paying Agents or rescind the designation of any Paying Agent or approve a change in the office through which any Paying Agent acts, except that we will be required to maintain a Paying Agent in each Place of Payment for the Debt Securities of a particular series. (Section 1002)

     All moneys paid by us to a Paying Agent for the payment of the principal of or any premium or interest on any Debt Security which remain unclaimed at the end of two years after such principal, premium or interest has become due and payable will be repaid to us, and the Holder of such Debt Security thereafter may look only to us for payment thereof. (Section 1003)

CONSOLIDATION, MERGER AND SALE OF ASSETS

     We may not consolidate with or merge into, or transfer, lease or otherwise dispose of all or substantially all of our assets to, any Person (a "successor Person"), and may not permit any Person to consolidate with or merge into us, unless:

          (1) the successor Person (if any) is a corporation, partnership, trust or other entity organized and validly existing under the laws of any domestic jurisdiction and assumes our obligations on the Debt Securities and under the Indentures;

          (2) immediately after giving effect to the transaction, no Event of Default, and no event which, after notice or lapse of time or both, would become an Event of Default, shall have occurred and be continuing; and

          (3) several other conditions, including any additional conditions with respect to any particular Debt Securities specified in the applicable prospectus supplement, are met. (Section 801)

EVENTS OF DEFAULT

     Unless otherwise specified in the prospectus supplement, each of the following will constitute an Event of Default under the applicable Indenture with respect to Debt Securities of any series:

          (1) failure to pay principal of or any premium on any Debt Security of that series when due, whether or not, in the case of Subordinated Debt Securities, such payment is prohibited by the subordination provisions of the Subordinated Indenture;

          (2) failure to pay any interest on any Debt Securities of that series when due, continued for 30 days, whether or not, in the case of Subordinated Debt Securities, such payment is prohibited by the subordination provisions of the Subordinated Indenture;

          (3) failure to deposit any sinking fund payment, when due, in respect of any Debt Security of that series, whether or not, in the case of Subordinated Debt Securities, such deposit is prohibited by the subordination provisions of the Subordinated Indenture;

          (4) failure to perform or comply with the provisions described under "Consolidation, Merger and Sale of Assets";

          (5) failure to perform any of our other covenants in such Indenture (other than a covenant included in such Indenture solely for the benefit of a series other than that series), continued for 60 days after written notice has been given by the applicable Trustee, or the Holders of at least 25% in principal amount of the Outstanding Debt Securities of that series, as provided in such Indenture;

          (6) certain events of bankruptcy, insolvency or reorganization affecting us, any Significant Subsidiary or any group of Subsidiaries that together would constitute a Significant Subsidiary; and

          (7) in the case of Debt Securities guaranteed by any Significant Subsidiary or any group of Subsidiaries that together would constitute a Significant Subsidiary, the Subsidiary Guarantee of any such Guarantor or group of Guarantors is held by a final non-appealable order or judgment of a court of competent jurisdiction to be unenforceable or invalid or ceases for any reason to be in full force and effect (other than in accordance with the terms of the applicable Indenture) or any Significant Subsidiary or any group of Subsidiaries that together would constitute a Significant Subsidiary or any Person acting on behalf of Guarantor or group of Guarantors denies or disaffirms such Guarantor's obligations under its Subsidiary Guarantee (other than by reason of a release of such Guarantor from its Subsidiary Guarantee in accordance with the terms of the applicable Indenture). (Section 501)

     If an Event of Default (other than an Event of Default described in clause
(6) above) with respect to the Debt Securities of any series at the time Outstanding shall occur and be continuing, either the applicable Trustee or the Holders of at least 25% in principal amount of the Outstanding Debt Securities of that series by notice as provided in the Indenture may declare the principal amount of the Debt Securities of that series (or, in the case of any Debt Security that is an Original Issue Discount Debt Security or the principal amount of which is not then determinable, such portion of the principal amount of such Debt Security, or such other amount in lieu of such principal amount, as may be specified in the terms of such Debt Security) to be due and payable immediately. If an Event of Default described in clause (6) above with respect to the Debt Securities of any series at the time Outstanding shall occur, the principal amount of all the Debt Securities of that series (or, in the case of any such Original Issue Discount Security or other Debt Security, such specified amount) will automatically, and without any action by the applicable Trustee or any Holder, become immediately due and payable. After any such acceleration, but before a judgment or decree based on acceleration, the Holders of a majority in principal amount of the Outstanding Debt Securities of that series may, under certain circumstances, rescind and annul such acceleration if all Events of Default, other than the non-payment of accelerated principal (or other specified amount), have been cured or waived as provided in the applicable Indenture. (Section 502) For information as to waiver of defaults, see "-- Modification and Waiver" below.

     Subject to the provisions of the Indentures relating to the duties of the Trustees in case an Event of Default shall occur and be continuing, each Trustee will be under no obligation to exercise any of its rights or powers under the applicable Indenture at the request or direction of any of the Holders, unless such Holders shall have offered to such Trustee reasonable indemnity. (Section
603) Subject to such provisions for the indemnification of the Trustees, the Holders of a majority in principal amount of the Outstanding Debt Securities of any series will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred on the Trustee with respect to the Debt Securities of that series. (Section 512)

     No Holder of a Debt Security of any series will have any right to institute any proceeding with respect to the applicable Indenture, or for the appointment of a receiver or a trustee, or for any other remedy thereunder, unless:

          (1) such Holder has previously given to the Trustee under the applicable Indenture written notice of a continuing Event of Default with respect to the Debt Securities of that series;

          (2) the Holders of at least 25% in principal amount of the Outstanding Debt Securities of that series have made written request, and such Holder or Holders have offered reasonable indemnity, to the Trustee to institute such proceeding as trustee; and

          (3) the Trustee has failed to institute such proceeding, and has not received from the Holders of a majority in principal amount of the Outstanding Debt Securities of that series a direction inconsistent with such request, within 60 days after such notice, request and offer. (Section
     507)

However, such limitations do not apply to a suit instituted by a Holder of a Debt Security for the enforcement of payment of the principal of or any premium or interest on such Debt Security on or after the applicable due date specified in such Debt Security or, if applicable, to convert such Debt Security. (Section
508)

     We will be required to furnish to each Trustee annually a statement by certain of our officers as to whether or not we, to their knowledge, are in default in the performance or observance of any of the terms, provisions and conditions of the applicable Indenture and, if so, specifying all such known defaults. (Section 1004)

MODIFICATION AND WAIVER

     Modifications and amendments of an Indenture may be made by us, the Subsidiary Guarantors, if applicable, and the applicable Trustee with the consent of the Holders of a majority in principal amount of the Outstanding Debt Securities of each series affected by such modification or amendment; provided, however, that no such modification or amendment may, without the consent of the Holder of each Outstanding Debt Security affected thereby:

          (1) change the Stated Maturity of the principal of, or any installment of principal of or interest on, any Debt Security;

          (2) reduce the principal amount of, or any premium or interest on, any Debt Security;

          (3) reduce the amount of principal of an Original Issue Discount Security or any other Debt Security payable upon acceleration of the Maturity thereof;

          (4) change the place or currency of payment of principal of, or any premium or interest on, any Debt Security;

          (5) impair the right to institute suit for the enforcement of any payment on or any conversion right with respect to any Debt Security;

          (6) in the case of Subordinated Debt Securities, modify the subordination or conversion provisions in a manner adverse to the Holders of the Subordinated Debt Securities;

          (7) modify the conversion provisions in a manner adverse to the Holders of the Debt Securities;

          (8) except as provided in the applicable Indenture, release the Subsidiary Guarantee of a Subsidiary Guarantor;

          (9) reduce the percentage in principal amount of Outstanding Debt Securities of any series, the consent of whose Holders is required for modification or amendment of the Indenture;

          (10) reduce the percentage in principal amount of Outstanding Debt Securities of any series necessary for waiver of compliance with certain provisions of the Indenture or for waiver of certain defaults; or

          (11) modify such provisions with respect to modification and waiver. (Section 902)

     The Holders of a majority in principal amount of the Outstanding Debt Securities of any series may waive compliance by us with certain restrictive provisions of the applicable Indenture. (Section 1009) The Holders of a majority in principal amount of the Outstanding Debt Securities of any series may waive any past default under the applicable Indenture, except a default in the payment of principal, premium or interest and certain covenants and provisions of the Indenture which cannot be amended without the consent of the Holder of each Outstanding Debt Security of such series affected. (Section 513)

     The Indentures provide that in determining whether the Holders of the requisite principal amount of the Outstanding Debt Securities have given or taken any direction, notice, consent, waiver or other action under such Indenture as of any date,

          (1) the principal amount of an Original Issue Discount Security that will be deemed to be Outstanding will be the amount of the principal thereof that would be due and payable as of such date upon acceleration of the Maturity thereof to such date;

          (2) if, as of such date, the principal amount payable at the Stated Maturity of a Debt Security is not determinable (for example, because it is based on an index), the principal amount of such Debt

     Security deemed to be Outstanding as of such date will be an amount determined in the manner prescribed for such Debt Security; and

          (3) the principal amount of a Debt Security denominated in one or more foreign currencies or currency units that will be deemed to be Outstanding will be the U.S. dollar equivalent, determined as of such date in the manner prescribed for such Debt Security, of the principal amount of such Debt Security (or, in the case of a Debt Security described in clause (1) or (2) above, of the amount described in such clause).

Certain Debt Securities, including those for whose payment or redemption money has been deposited or set aside in trust for the Holders and those that have been fully defeased pursuant to Section 1502, will not be deemed to be Outstanding. (Section 101)

     Except in certain limited circumstances, we will be entitled to set any day as a record date for the purpose of determining the Holders of Outstanding Debt Securities of any series entitled to give or take any direction, notice, consent, waiver or other action under the applicable Indenture, in the manner and subject to the limitations provided in the Indenture. In certain limited circumstances, the Trustee will be entitled to set a record date for action by Holders. If a record date is set for any action to be taken by Holders of a particular series, such action may be taken only by persons who are Holders of Outstanding Debt Securities of that series on the record date. To be effective, such action must be taken by Holders of the requisite principal amount of such Debt Securities within a specified period following the record date. For any particular record date, this period will be 180 days or such other period as may be specified by us (or the Trustee, if it set the record date), and may be shortened or lengthened (but not beyond 180 days) from time to time. (Section
104)

DEFEASANCE AND COVENANT DEFEASANCE

     To the extent indicated in the applicable prospectus supplement, we may elect, at our option at any time, to have the provisions of Section 1502, relating to defeasance and discharge of indebtedness, or Section 1503, relating to defeasance of certain restrictive covenants applied to the Debt Securities of any series, or to any specified part of a series. (Section 1501)

     Defeasance and Discharge. The Indentures provide that, upon our exercise of our option (if any) to have Section 1502 applied to any Debt Securities, we and, if applicable, each Subsidiary Guarantor will be discharged from all our obligations, and, if such Debt Securities are Subordinated Debt Securities, the provisions of the Subordinated Indenture relating to subordination (but not to conversion, if applicable) will cease to be effective, with respect to such Debt Securities (except for certain obligations to exchange or register the transfer of Debt Securities, to replace stolen, lost or mutilated Debt Securities, to maintain paying agencies and to hold moneys for payment in trust) upon the deposit in trust for the benefit of the Holders of such Debt Securities of money or U.S. Government Obligations, or both, which, through the payment of principal and interest in respect thereof in accordance with their terms, will provide money in an amount sufficient to pay the principal of and any premium and interest on such Debt Securities on the respective Stated Maturities in accordance with the terms of the applicable Indenture and such Debt Securities. Such defeasance or discharge may occur only if, among other things,

          (1) we have delivered to the applicable Trustee an Opinion of Counsel to the effect that we have received from, or there has been published by, the United States Internal Revenue Service a ruling, or there has been a change in tax law, in either case to the effect that Holders of such Debt Securities will not recognize gain or loss for federal income tax purposes as a result of such deposit, defeasance and discharge and will be subject to federal income tax on the same amount, in the same manner and at the same times as would have been the case if such deposit, defeasance and discharge were not to occur;

          (2) no Event of Default or event that with the passing of time or the giving of notice, or both, shall constitute an Event of Default shall have occurred and be continuing;

          (3) such deposit, defeasance and discharge will not result in a breach or violation of, or constitute a default under, any agreement or instrument to which we are a party or by which we are bound;

          (4) in the case of Subordinated Debt Securities, at the time of such deposit, no default in the payment of all or a portion of principal of (or premium, if any) or interest on any of our Senior Debt shall have occurred and be continuing, no event of default shall have resulted in the acceleration of any of our Senior Debt and no other event of default with respect to any of our Senior Debt shall have occurred and be continuing permitting after notice or the lapse of time, or both, the acceleration thereof; and

          (5) we have delivered to the Trustee an Opinion of Counsel to the effect that such deposit shall not cause the Trustee or the trust so created to be subject to the Investment Company Act of 1940. (Sections 1502 and 1504)

     Defeasance of Certain Covenants. The Indentures provide that, upon our exercise of our option (if any) to have Section 1503 applied to any Debt Securities, we may omit to comply with certain restrictive covenants, including those that may be described in the applicable prospectus supplement, the occurrence of certain Events of Default, which are described above in clause (5) (with respect to such restrictive covenants) and clauses (6) and (7) under "Events of Default" and any that may be described in the applicable prospectus supplement, will not be deemed to either be or result in an Event of Default and, if such Debt Securities are Subordinated Debt Securities, the provisions of the Subordinated Indenture relating to subordination (but not to conversion, if applicable) will cease to be effective, in each case with respect to such Debt Securities. In order to exercise such option, we must deposit, in trust for the benefit of the Holders of such Debt Securities, money or U.S. Government Obligations, or both, which, through the payment of principal and interest in respect thereof in accordance with their terms, will provide money in an amount sufficient to pay the principal of and any premium and interest on such Debt Securities on the respective Stated Maturities in accordance with the terms of the applicable Indenture and such Debt Securities. Such covenant defeasance may occur only if we have delivered to the applicable Trustee an Opinion of Counsel that in effect says that Holders of such Debt Securities will not recognize gain or loss for federal income tax purposes as a result of such deposit and defeasance of certain obligations and will be subject to federal income tax on the same amount, in the same manner and at the same times as would have been the case if such deposit and defeasance were not to occur, and the requirements set forth in clauses (2), (3), (4) and (5) above are satisfied. If we exercise this option with respect to any Debt Securities and such Debt Securities were declared due and payable because of the occurrence of any Event of Default, the amount of money and U.S. Government Obligations so deposited in trust would be sufficient to pay amounts due on such Debt Securities at the time of their respective Stated Maturities but may not be sufficient to pay amounts due on such Debt Securities upon any acceleration resulting from such Event of Default. In such case, we would remain liable for such payments. (Sections 1503 and 1504)

NOTICES

     Notices to Holders of Debt Securities will be given by mail to the addresses of such Holders as they may appear in the Security Register. (Sections 101 and 106)

TITLE

     We, the Subsidiary Guarantors, the Trustees and any agent of us, the Subsidiary Guarantors or a Trustee may treat the Person in whose name a Debt Security is registered as the absolute owner of the Debt Security (whether or not such Debt Security may be overdue) for the purpose of making payment and for all other purposes. (Section 308)

GOVERNING LAW

     The Indentures and the Debt Securities will be governed by, and construed in accordance with, the law of the State of New York. (Section 112)

                          DESCRIPTION OF CAPITAL STOCK

     As of November 30, 2001, our authorized capital stock was 51,000,000 shares. Those shares consisted of: (a) 1,000,000 shares of preferred stock, par value $.01 per share, none of which were outstanding; and (b) 50,000,000 shares of common stock, par value $.01 per share, of which 22,723,927 shares were outstanding. The following summary of certain provisions of our capital stock does not purport to be complete and is subject to and is qualified in its entirety by our certificate of incorporation and by-laws, which are incorporated in this prospectus by reference as exhibits to the registration statement of which this prospectus forms a part, and by the provisions of applicable law.

COMMON STOCK

     Subject to any special voting rights of any series of preferred stock that we may issue in the future, the holders of the common stock may vote one vote for each share held on all matters voted upon by our stockholders, including the election of our directors. Holders of common stock may not cumulate their votes for election of directors.

     Subject to the rights of any then outstanding shares of preferred stock, the holders of common stock may receive such dividends as our board of directors may declare in its discretion out of legally available funds. Holders of common stock will share equally in our net assets upon liquidation after payment or provision for all liabilities and any preferential liquidation rights of any preferred stock then outstanding. The holders of common stock have no preemptive rights to purchase our shares of stock. Shares of common stock are not subject to any redemption provisions and are not convertible into any of our other securities. All outstanding shares of common stock are fully paid and non-assessable. Any additional common stock we issue will also be fully paid and non-assessable.

PREFERRED STOCK

     The prospectus supplement will specify any terms of any series of preferred stock offered by it including:

     - the series, the number of shares offered and the liquidation value of the preferred stock;

     - the price at which the preferred stock will be issued;

     - the dividend rate, the dates on which the dividends will be payable and other terms relating to the payment of dividends on the preferred stock;

     - the liquidation preference of the preferred stock;

     - the voting rights of the preferred stock;

     - whether the preferred stock is redeemable or subject to a sinking fund, and the terms of any such redemption or sinking fund;

     - whether the preferred stock is convertible or exchangeable for any other securities, and the terms of any such conversion; and

     - any additional rights, preferences, qualifications, limitations and restrictions of the preferred stock.

     The description of the terms of the preferred stock to be set forth in an applicable prospectus supplement will not be complete and will be subject to and qualified in its entirety by reference to the statement of resolution relating to the applicable series of preferred stock. The statement of resolution relating to the applicable series of preferred stock will be filed with the SEC via a Current Report on Form 8-K prior to our initial offering of such applicable series of preferred stock.

     We may issue preferred stock from time to time in one or more series. Subject to the provisions of our certificate of incorporation and limitations prescribed by law, our board of directors may adopt resolutions to issue the shares of preferred stock, to fix the number of shares, and to change the number of shares constituting any series and establish the voting powers, designations preferences and relative participating, optional or other special rights, qualifications, limitations or restrictions thereof, including dividend rights (including whether dividends are cumulative), dividend rates, terms of redemption (including sinking fund provisions), redemption prices, conversion rights and liquidation preferences of the shares constituting any series of preferred stock, in each case without any further action or vote by our stockholders.

     Undesignated preferred stock may enable our board of directors to render more difficult or to discourage an attempt to obtain control of us by means of a tender offer, proxy contest, merger or otherwise, and to thereby protect the continuity of our management. The issuance of shares of preferred stock may adversely affect the rights of the holders of our common stock or any existing preferred stock. For example, any preferred stock issued may rank prior to our common stock or any existing preferred stock as to dividend rights, liquidation preference or both, may have full or limited voting rights and may be convertible into shares of common stock or any existing preferred stock. As a result, the issuance of shares of preferred stock may discourage bids for our common stock or may otherwise adversely affect the market price of our common stock or any existing preferred stock.

ANTI-TAKEOVER PROVISIONS

     Provisions of our certificate of incorporation and bylaws and our stockholders' rights plan may encourage persons considering unsolicited tender offers or other unilateral takeover proposals to negotiate with our board of directors rather than pursue non-negotiated takeover attempts.

     Classified Board of Directors and Limitations on Removal of Directors. Our board of directors is divided into three classes. The directors of each class are elected for three-year terms, and the terms of the three classes are staggered so that directors from a single class are elected at each annual meeting of stockholders. Stockholders may remove a director only for cause and upon the vote of holders of at least 80% of the voting power of the outstanding shares of common stock. In general, our board of directors, not the stockholders, has the right to appoint persons to fill vacancies on the board of directors.

     No Written Consent by Stockholders. Our certificate of incorporation provides that any action required or permitted to be taken by our stockholders must be taken at a duly called annual or special meeting of our stockholders. Special meetings of our stockholders may be called only by our board of directors.

     Business Combinations under Delaware Law. We are a Delaware corporation and are subject to Section 203 of the Delaware General Corporation Law. Section 203 prevents an interested stockholder, a person who owns 15% or more of our outstanding voting stock, from engaging in business combinations with us for three years following the date that the person becomes an interested stockholder. These restrictions do not apply if:

     - before the person becomes an interested stockholder, our board of directors approves the transaction in which the interested stockholder becomes an interested stockholder or the business combination;

     - upon completion of the transaction that results in the person becoming an interested stockholder, the interested stockholder owns at least 85% of our outstanding voting stock at the time the transaction commenced; or

     - following the transaction in which the person becomes an interested stockholder, the business combination is approved by our board of directors and, at a meeting of our stockholders, by the holders of at least two-thirds of our outstanding voting stock not owned by the interested stockholder.

     The law defines the term "business combination" to encompass a wide variety of transactions with or caused by an interested stockholder, including mergers, asset sales and other transactions in which the interested stockholder receives or could receive a benefit on other than a pro rata basis with other stockholders. This law could have an anti-takeover effect with respect to transactions not approved in advance by our board of directors, including discouraging takeover attempts that might result in a premium over the market price for the shares of our common stock.

     Stockholders' Rights Plan. Our board of directors has adopted a stockholders' rights plan. Under the rights plan, each right entitles the registered holder under the circumstances described below to purchase from us one one-thousandth of a share of our junior participating preferred stock at a price of $65 per one one-thousandth of a share, subject to adjustment. The following is a summary of certain terms of the rights plan. The rights plan is filed as an exhibit to the registration statement of which this prospectus is a part and this summary is qualified by reference to the specific terms of the rights plan.

     Until the date of distribution of the rights to stockholders, the rights attach to all common stock certificates representing outstanding shares. During such time, no separate right certificate will be distributed. A right is issued for each share of common stock issued. The rights will separate from the common stock and be distributed to our stockholders upon the earlier of:

     - 10 business days following a public announcement that a person or group of affiliated or associated persons has acquired beneficial ownership of 20% or more of our outstanding voting shares, or

     - 10 business days following the commencement or announcement of an intention to commence a tender offer or exchange offer, the consummation of which would result in the person or group beneficially owning 20% or more of our outstanding voting shares.

     Until the date of distribution of the rights or the earlier of redemption or expiration of the rights, the rights are evidenced by the certificates representing the common stock. As soon as practicable following the date of distribution of the rights, separate certificates evidencing the rights will be mailed to holders of record of the common stock as of the close of business on the date of distribution and such separate certificates alone will thereafter evidence the rights.

     The rights are not exercisable until the date they are distributed. The rights will expire on November 4, 2007 unless the expiration date is extended or the rights are earlier redeemed or exchanged.

     If a person or group acquires 20% or more of our voting shares, each right then outstanding (other than rights beneficially owned by the person or group who acquires 20% of our voting shares) becomes a right to buy that number of shares of common stock (or under certain circumstances, the equivalent number one one-thousandths of a participating preferred stock) that at the time of the acquisition has a market value of two times the purchase price of the right.

     If we are acquired in a merger or other business combination transaction or assets constituting more than 50% of our consolidated assets or producing more than 50% of our earning power or cash flow are sold, proper provision will be made so that each holder of a right will have the right to receive, upon the exercise of the right at the then current purchase price of the right, that number of shares of common stock of the acquiring company which at the time of such transaction has a market value of two times the purchase price of the right.

     The dividend and liquidation rights, and the non-redemption feature of the participating preferred stock are designed so that the value of one one-thousandth of a share of participating preferred stock purchasable upon exercise of each right will approximate the value of one share of common stock. The participating preferred stock issuable upon exercise of the rights will be non-redeemable and rank junior to all other series of our preferred stock, Each whole share will be entitled to receive a quarterly preferential dividend in an amount per share equal to the greater of (1) $1.00 in cash, or (2) in the aggregate 1,000 times the dividend declared on the common stock. In the event of liquidation, the holders of the shares may receive a preferential liquidation payment equal to the greater of (a) $1,000 per share, or (b) in the aggregate, 1,000 times the payment made on the shares of common stock. In the event of any merger, consolidation or other transaction in which the shares of common stock are exchanged for or changed into other stock or securities, cash or other property, each whole share of participating preferred stock will be entitled to receive 1,000 times the amount received per share of common stock. Each whole share of participating preferred stock will be entitled to 1,000 votes on all matters submitted to a vote of our stockholders and the shares will generally vote together as one class with the common stock and any other capital stock on all matters submitted to a vote of our stockholders.

     The number of outstanding rights and the number of one one-thousandths of a share of participating preferred stock or other securities or property issuable upon exercise of the rights, and the purchase price payable, may be adjusted from time to time to prevent dilution.

     At any time after a person or group of affiliated or associated persons acquires beneficial ownership of 20% or more of our outstanding voting shares and before a person or group acquires beneficial ownership of 50% or more of our outstanding voting shares our board of directors may, at its option, issue common stock in mandatory redemption of, and in exchange for, all or part of the then outstanding and exercisable rights (other than rights owned by such person or group which would become null and void) at an exchange ratio of one share of common stock (or one one-thousandth of a share of participating preferred stock) for each two shares of common stock for which each right is then exercisable, subject to adjustment.

     At any time prior to the first public announcement that a person or group has become the beneficial owner of 20% or more of our outstanding voting shares, our board of directors may redeem all but not less than all the then outstanding rights at a price of $0.01 per right. The redemption of the rights may be made on the terms established by our board of directors. Immediately upon the action of our board of directors ordering redemption of the rights, the right to exercise the rights will terminate and the only right of the holders of rights will be to receive the redemption price.

LIMITATION OF DIRECTOR AND OFFICER LIABILITY

     Delaware law authorizes corporations to limit or eliminate the personal liability of officers and directors to corporations and their stockholders for monetary damages for breach of officers' and directors' fiduciary duty of care. The duty of care requires that, when acting on behalf of the corporation, officers and directors must exercise an informed business judgment based on all material information reasonably available to them. Absent the limitations authorized by Delaware law, officers and directors are accountable to corporations and their stockholders for monetary damages for conduct constituting gross negligence in the exercise of their duty of care. Delaware law enables corporations to limit available relief to equitable remedies such as injunction or rescission.

     Our certificate of incorporation limits the liability of our officers and directors to us and our stockholders to the fullest extent permitted by Delaware law. Specifically, our officers and directors will not be personally liable for monetary damages for breach of an officer's or director's fiduciary duty in such capacity, except for liability

     - for any breach of the officer's or director's duty of loyalty to us or our stockholders,

     - for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law,

     - for unlawful payments of dividends or unlawful stock repurchases or redemptions as provided in Section 174 of the Delaware General Corporation Law, or

     - for any transaction from which the officer or director derived an improper personal benefit.

     The inclusion of this provision in our certificate of incorporation may reduce the likelihood of derivative litigation against our officers and directors, and may discourage or deter stockholders or management from bringing a lawsuit against our officers and directors for breach of their duty of care, even though such an action, if successful, might have otherwise benefited us and our stockholders.

     Both our certificate of incorporation and bylaws provide indemnification to our officers and directors and certain other persons with respect to certain matters to the maximum extent allowed by Delaware law as it exists now or may hereafter be amended. These provisions do not alter the liability of officers and directors under federal securities laws and do not affect the right to sue (nor to recover monetary damages) under federal securities laws for violations thereof.

TRANSFER AGENT AND REGISTRAR

     Our transfer agent and registrar of the common stock, as well as the rights agent under our rights plan, is Mellon Investor Services, L.L.C.

                        DESCRIPTION OF DEPOSITARY SHARES

GENERAL

     We may offer fractional shares of preferred stock, rather than full shares of preferred stock. If we decide to offer fractional shares of preferred stock, we will issue receipts for depositary shares. Each depositary share will represent a fraction of a share of a particular series of preferred stock. The prospectus supplement will indicate that fraction. The shares of preferred stock represented by depositary shares will be deposited under a depositary agreement between us and a bank or trust company that meets certain requirements and is selected by us (the "Bank Depositary"). Each owner of a depositary share will be entitled to all the rights and preferences of the preferred stock represented by the depositary share. The depositary shares will be evidenced by depositary receipts issued pursuant to the depositary agreement. Depositary receipts will be distributed to those persons purchasing the fractional shares of preferred stock in accordance with the terms of the offering.

     We have summarized selected provisions of a depositary agreement and the related depositary receipts. The summary is not complete. The forms of the deposit agreement and the depositary receipts relating to any particular issue of depositary shares will be filed with the SEC via a Current Report on form 8-K prior to our offering of the depositary shares, and you should read such documents for provisions that may be important to you.

DIVIDENDS AND OTHER DISTRIBUTIONS

     If we pay a cash distribution or dividend on a series of preferred stock represented by depositary shares, the Bank Depositary will distribute such dividends to the record holders of such depositary shares. If the distributions are in property other than cash, the Bank Depositary will distribute the property to the record holders of the depositary shares. However, if the Bank Depositary determines that it is not feasible to make the distribution of property, the Bank Depositary may, with our approval, sell such property and distribute the net proceeds from such sale to the record holders of the depositary shares.

REDEMPTION OF DEPOSITARY SHARES

     If we redeem a series of preferred stock represented by depositary shares, the Bank Depositary will redeem the depositary shares from the proceeds received by the Bank Depositary in connection with the redemption. The redemption price per depositary share will equal the applicable fraction of the redemption price per share of the preferred stock. If fewer than all the depositary shares are redeemed, the depositary shares to be redeemed will be selected by lot or pro rata as the Bank Depositary may determine.

VOTING THE PREFERRED STOCK

     Upon receipt of notice of any meeting at which the holders of the preferred stock represented by depositary shares are entitled to vote, the Bank Depositary will mail the notice to the record holders of the depositary shares relating to such preferred stock. Each record holder of these depositary shares on the record date (which will be the same date as the record date for the preferred stock) may instruct the Bank Depositary as to how to vote the preferred stock represented by such holder's depositary shares. The Bank Depositary will endeavor, insofar as practicable, to vote the amount of the preferred stock represented by such depositary shares in accordance with such instructions, and we will take all action which the Bank Depositary deems necessary in order to enable the Bank Depositary to do so. The Bank Depositary will abstain from voting shares of the preferred stock to the extent it does not receive specific instructions from the holders of depositary shares representing such preferred stock.

AMENDMENT AND TERMINATION OF THE DEPOSITARY AGREEMENT

     The form of depositary receipt evidencing the depositary shares and any provision of the depositary agreement may be amended by agreement between the Bank Depositary and us. However, any amendment that materially and adversely alters the rights of the holders of depositary shares will not be effective unless such amendment has been approved by the holders of at least a majority of the depositary shares then outstanding. The depositary agreement may be terminated by the Bank Depositary or us only if (1) all outstanding depositary shares have been redeemed or (2) there has been a final distribution in respect of the preferred stock in connection with any liquidation, dissolution or winding up of our company and such distribution has been distributed to the holders of depositary receipts.

CHARGES OF BANK DEPOSITARY

     We will pay all transfer and other taxes and governmental charges arising solely from the existence of the depositary arrangements. We will pay charges of the Bank Depositary in connection with the initial deposit of the preferred stock and any redemption of the preferred stock. Holders of depositary receipts will pay other transfer and other taxes and governmental charges and any other charges, including a fee for the withdrawal of shares of preferred stock upon surrender of depositary receipts, as are expressly provided in the depositary agreement to be for their accounts.

WITHDRAWAL OF PREFERRED STOCK

     Upon surrender of depositary receipts at the principal office of the Bank Depositary, subject to the terms of the depositary agreement, the owner of the depositary shares may demand delivery of the number of whole shares of preferred stock and all money and other property, if any, represented by those depositary shares. Partial shares of preferred stock will not be issued. If the depositary receipts delivered by the holder evidence a number of depositary shares in excess of the number of depositary shares representing the number of whole shares of preferred stock to be withdrawn, the Bank Depositary will deliver to such holder at the same time a new depositary receipt evidencing the excess number of depositary shares. Holders of preferred stock thus withdrawn may not thereafter deposit those shares under the depositary agreement or receive depositary receipts evidencing depositary shares therefor.

MISCELLANEOUS

     The Bank Depositary will forward to holders of depositary receipts all reports and communications from us that are delivered to the Bank Depositary and that we are required to furnish to the holders of the preferred stock.

     Neither the Bank Depositary nor we will be liable if we are prevented or delayed by law or any circumstance beyond our control in performing our obligations under the depositary agreement. The obligations of the Bank Depositary and us under the depositary agreement will be limited to performance in good faith of our duties thereunder, and we will not be obligated to prosecute or defend any legal proceeding in respect of any depositary shares or preferred stock unless satisfactory indemnity is furnished. We may rely upon written advice of counsel or accountants, or upon information provided by persons presenting preferred stock for deposit, holders of depositary receipts or other persons believed to be competent and on documents believed to be genuine.

RESIGNATION AND REMOVAL OF BANK DEPOSITARY

     The Bank Depositary may resign at any time by delivering to us notice of its election to do so, and we may at any time remove the Bank Depositary. Any such resignation or removal will take effect upon the appointment of a successor Bank Depositary and its acceptance of such appointment. Such successor Bank Depositary must be appointed within 60 days after delivery of the notice of resignation or removal and must be a bank or trust company having its principal office in the United States and having a combined capital and surplus of at least $50,000,000.

                            DESCRIPTION OF WARRANTS

     We may issue warrants for the purchase of our common stock. Warrants may be issued independently or together with Debt Securities, preferred stock or common stock offered by any prospectus supplement and may be attached to or separate from any such offered securities. Each series of warrants will be issued under a separate warrant agreement to be entered into between us and a bank or trust company, as warrant agent, all as set forth in the prospectus supplement relating to the particular issue of warrants. The warrant agent will act solely as our agent in connection with the warrants and will not assume any obligation or relationship of agency or trust for or with any holders of warrants or beneficial owners of warrants. The following summary of certain provisions of the warrants does not purport to be complete and is subject to, and is qualified in its entirety by reference to, all provisions of the warrant agreements.

     You should refer to the prospectus supplement relating to a particular issue of warrants for the terms of and information relating to the warrants, including, where applicable:

          (1) the number of shares of common stock purchasable upon exercise of the warrants and the price at which such number of shares of common stock may be purchased upon exercise of the warrants;

          (2) the date on which the right to exercise the warrants shall commence and the date on which such right shall expire;

          (3) United States Federal income tax consequences applicable to the warrants;

          (4) the amount of the warrants outstanding as of the most recent practicable date; and

          (5) any other terms of the warrants.

     Warrants will be offered and exercisable for U.S. dollars only. Warrants will be issued in registered form only. Each warrant will entitle its holder to purchase such number of shares of common stock at such exercise price as shall in each case be set forth in, or calculable from, the prospectus supplement relating to the warrants. The exercise price may be subject to adjustment upon the occurrence of events described in such prospectus supplement. After the close of business on the expiration date of the Warrants (or such later date to which we may extend such expiration date), unexercised warrants will become void. The place or places where, and the manner in which, warrants may be exercised will be specified in the prospectus supplement relating to such warrants.

     Prior to the exercise of any warrants, holders of the warrants will not have any of the rights of holders of common stock, including the right to receive payments of any dividends on the common stock purchasable upon exercise of the warrants, or to exercise any applicable right to vote.

                              SELLING STOCKHOLDER

     In addition to covering the offering of securities by us, this prospectus covers the offering for resale of up to 700,000 shares of our common stock by Robert E. Howard II. Mr. Howard has entered into a registration agreement with us. Under the agreement, we have agreed to file this registration statement covering Mr. Howard's 700,000 shares of common stock in return for Mr. Howard's agreement not to sell any shares of our common stock owned by him until the earlier of (i) the first business day immediately following the consummation of the sale of all his shares of common stock covered by this registration statement or (ii) the first business day immediately following the termination of the registration agreement by Mr. Howard or us. The registration agreement allows us to defer the sale by Mr. Howard of any shares of common stock covered by this registration statement under certain circumstances. We have agreed to pay all expenses incurred in connection with this registration statement, other than expenses that are directly attributable to the inclusion of Mr. Howard's shares of our common stock in this registration statement. In addition, Mr. Howard will pay any underwriters' discounts and commissions applicable to his shares of common stock covered by this registration statement as well as the costs for experts or professionals, including counsel, employed by Mr. Howard or on his behalf in connection with the registration of his shares under the registration agreement. We have agreed to indemnify Mr. Howard for liabilities arising under the Securities Act with respect to any offering pursuant to this registration statement, other than liabilities arising from information furnished by Mr. Howard. Mr. Howard has agreed to indemnify us for liabilities arising under the Securities Act with respect to any such offering as a result of information furnished by him.

     The table below sets forth the following information relating to Mr. Howard's beneficial ownership of shares of our common stock as of November 30, 2001:

     - the number of shares of common stock owned by Mr. Howard before any sales in connection with this prospectus;

     - the number of shares of common stock that may be sold by Mr. Howard in connection with this prospectus; and

     - the number of shares of common stock that Mr. Howard would own if he sold all of the shares that may be sold in connection with this prospectus.

                                                 OWNERSHIP                           OWNERSHIP
                                              BEFORE OFFERING                     AFTER OFFERING
                                            -------------------   SHARES THAT   -------------------
           SELLING STOCKHOLDER               SHARES     PERCENT   MAY BE SOLD    SHARES     PERCENT
           -------------------              ---------   -------   -----------   ---------   -------
Robert E. Howard II(1)(2).................  2,831,738   12.5      700,000       2,131,738   9.4
                                            ---------    ----       -------     ---------     ---

---------------

(1) Includes (i) 780,000 shares held by Howard Investments, L.L.C., which is controlled by Mr. Howard and (ii) 25,450 shares held by Century Reinsurance Company, Inc., which is controlled by Mr. Howard.

(2) Mr. Howard is a director and employee of our company. He has served as a director of Group 1 since April 1997 and as President of the Howard Group since November 1997. Mr. Howard has more than 32 years experience in the automotive retailing industry. From 1969 to 1977, he served in various management positions at franchised dealerships. From 1978 to November 1997, he served as Chairman of Howard Pontiac-GMC, Inc., a franchised dealership acquired by Group 1 in November 1997. Prior to November 1997, Mr. Howard was also Chairman of the following companies acquired by Group 1 in November 1997: Bob Howard Chevrolet, Bob Howard Honda/Acura, Bob Howard Toyota and Bob Howard Dodge. He was a recipient of the 1997 Time Magazine Quality Dealer Award and presently serves as a Commissioner of the Oklahoma Motor Vehicle Commission and as a Director of the Oklahoma City Metropolitan Automobile Dealers Association.

                              PLAN OF DISTRIBUTION

     We may sell securities pursuant to this prospectus in or outside the United States (a) through underwriters or dealers, (b) through agents or (c) directly to one or more purchasers, including our existing stockholders in a rights offering. The prospectus supplement relating to any offering of securities will include the following information:

     - the terms of the offering

     - the names of any underwriters, dealers or agents

     - the name or names of any managing underwriter or underwriters

     - the purchase price of the securities from us

     - the net proceeds to us from the sale of the securities

     - any delayed delivery arrangements

     - any underwriting discounts, commissions and other items constituting underwriters' compensation

     - any initial public offering price

     - any discounts or concessions allowed or reallowed or paid to dealers

     - any commissions paid to agents

     The selling stockholder may sell his shares covered by this registration statement in or outside the United States (a) through underwriters or dealers,
(b) through agents or (c) directly to one or more purchasers.

SALE THROUGH UNDERWRITERS OR DEALERS

     If underwriters are used in the sale, the underwriters will acquire the securities for their own account. The underwriters may resell the securities from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. Underwriters may offer securities to the public either through underwriting syndicates represented by one or more managing underwriters or directly by one or more firms acting as underwriters. Unless we inform you otherwise in the prospectus supplement, the obligations of the underwriters to purchase the securities will be subject to certain conditions, and the underwriters will be obligated to purchase all the offered securities if they purchase any of them. The underwriters may change from time to time any initial public offering price and any discounts or concessions allowed or reallowed or paid to dealers.

     During and after an offering through underwriters, the underwriters may purchase and sell the securities in the open market. These transactions may include overallotment and stabilizing transactions and purchases to cover syndicate short positions created in connection with the offering. The underwriters may also impose a penalty bid, which means that selling concessions allowed to syndicate members or other broker-dealers for the offered securities sold for their account may be reclaimed by the syndicate if the offered securities are repurchased by the syndicate in stabilizing or covering transactions. These activities may stabilize, maintain or otherwise affect the market price of the offered securities, which may be higher than the price that might otherwise prevail in the open market. If commenced, the underwriters may discontinue these activities at any time.

     If dealers are used in the sale, the securities will be sold to them as principals. They may then resell those securities to the public at varying prices determined by the dealers at the time of resale.

DIRECT SALES AND SALES THROUGH AGENTS

     Securities may also be sold directly by us or the selling stockholder. In this case, no underwriters or agents would be involved. We or the selling stockholder may sell securities upon the exercise of rights that may be issued to our security holders. We or the selling stockholder may also sell the securities directly to institutional investors or others who may be deemed to be underwriters within the meaning of the Securities Act with respect to any sale of those securities.

     We may sell the securities through agents we designate from time to time. Unless we inform you otherwise in the prospectus supplement, any agent will agree to use its reasonable best efforts to solicit purchases for the period of its appointment.

DELAYED DELIVERY CONTRACTS

     If we so indicate in the prospectus supplement, we may authorize agents, underwriters or dealers to solicit offers from certain types of institutions to purchase securities from us at the public offering price under delayed delivery contracts. These contracts would provide for payment and delivery on a specified date in the future. The contracts would be subject only to those conditions described in the prospectus supplement. The prospectus supplement will describe the commission payable for solicitation of those contracts.

GENERAL INFORMATION

     We may have agreements with the agents, dealers and underwriters to indemnify them against certain civil liabilities, including liabilities under the Securities Act, or to contribute with respect to payments that the agents, dealers or underwriters may be required to make. Agents, dealers and underwriters may be customers of, engage in transactions with or perform services for us in the ordinary course of their business.

                                 LEGAL MATTERS

     Our legal counsel, Vinson & Elkins L.L.P., Houston, Texas, will pass upon certain legal matters in connection with the offered securities. John S. Watson, the Secretary of Group 1 Automotive, Inc., is a partner of Vinson & Elkins L.L.P. and brother of Max P. Watson, Jr., one of our directors. Any underwriters will be advised about other issues relating to any offering by their own legal counsel.

                                    EXPERTS

     The financial statements included in the Annual Report on Form 10-K of Group 1 Automotive, Inc. for the year ended December 31, 2000 incorporated by reference in this prospectus, have been audited by Arthur Andersen LLP, independent accountants, as indicated in their reports with respect thereto, and are included herein in reliance upon the authority of said firm as experts in giving said reports.

                                    PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14.  OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

     The following table sets forth all expenses payable by Group 1 Automotive, Inc. (sometimes referred to as the "Company" in this Part II of the Registration Statement) in connection with the issuance and distribution of the securities. All the amounts shown are estimates, except the registration fee.

Registration fee............................................   $ 71,700
Fees and expenses of accountants............................    150,000
Fees and expenses of legal counsel..........................    125,000
Fees and expenses of Trustee and counsel....................     15,000
Fees of rating agencies.....................................     75,000
Printing and engraving expenses.............................    125,000
Blue Sky fees and expenses (including counsel)..............      5,000
Miscellaneous...............................................     33,300
                                                               --------
          Total.............................................   $600,000
                                                               ========

ITEM 15. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

     Article Six, Part II, Section I of the Company's Restated Certificate of Incorporation, a copy of which is filed as Exhibit 4.1, provides that directors, officers, employees and agents shall be indemnified to the fullest extent permitted by Section 145 of the Delaware General Corporation Law (the "DGCL").

     Section 145 of the DGCL authorizes, inter alia, a corporation to indemnify any person ("indemnitee") who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation), by reason of the fact that such person is or was an officer, director, employee or agent of such corporation, or is or was serving at the request of such corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise. The indemnity may include expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding, provided that he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. A Delaware corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in right of the corporation to procure a judgment in its favor by reason of the fact that the person is or was a director, officer, employee or agent of the corporation or of another corporation or other enterprise at the former corporation's request against expenses (including attorneys' fees) actually and reasonably incurred by the person in connection with the defense or settlement of such action or suit if the person acted in good faith and in a manner the person reasonably believed to be not opposed to the best interests of the corporation and except that no indemnification is permitted without judicial approval if such person is adjudged to be liable to the corporation. Where a present or former officer or director is successful on the merits or otherwise in defense of any action referred to above, or in defense of any claim, issue or matter therein, the corporation must indemnify him against the expenses (including attorney's fees) that he actually and reasonably incurred in connection therewith. Section 145 further provides that any indemnification shall be made by the corporation only as authorized in each specific case upon a determination that indemnification of such person is proper in the circumstances because the person has met the applicable standard of conduct disclosed above. This determination must be made, with respect to a person who is a director or officer at the time of such determination, (1) by a majority vote of the directors who are not parties to such action, suit or proceeding, even though less than a quorum, or (2) by a committee of such directors designated by majority vote of such directors, even though less than a quorum, or (3) if there are no such directors, or if such directors so direct, by independent legal counsel in a written opinion, or (4) by the stockholders. Section 145 provides that indemnification pursuant to its provision is not exclusive of other rights of indemnification to which a person may be entitled under any bylaw, agreement, vote of stockholders or disinterested directors or otherwise.

     Section 145 of the DGCL also empowers the Company to purchase and maintain insurance on behalf of any person who is or was an officer or director of the Company against liability asserted against or incurred by him in any such capacity, whether or not the Company would have the power to indemnify such officer or director against such liability under the provisions of Section 145.

     The form of Underwriting Agreements to be filed on a Current Report on Form 8-K with respect to the applicable offering of securities will contain certain provisions for indemnification of directors and officers of the Company, the selling stockholder and the Underwriters against civil liabilities under the Securities Act.

ITEM 16. EXHIBITS.

     The following documents are filed as exhibits to this Registration Statement, including those exhibits incorporated herein by reference to a prior filing of the Company under the Securities Act or the Exchange Act as indicated in parentheses:

 EXHIBIT
   NO.                             DESCRIPTION
 -------                           -----------
  **1.1    -- Underwriting Agreement (Debt Securities).
  **1.2    -- Underwriting Agreement (Common Stock).
  **1.3    -- Underwriting Agreement (Preferred Stock).
  **1.4    -- Underwriting Agreement (Warrants).
    4.1    -- Restated Certificate of Incorporation of the Company
              (incorporated by reference to Exhibit 3.1 to the
              Company's Registration Statement on Form S-1
              (Registration No. 333-29893)).
    4.2    -- By-Laws of the Company (incorporated by reference to
              Exhibit 3.3 to the Company's Registration Statement on
              Form S-1 (Registration No. 333-29893)).
    4.3    -- Certificate of Designation of Series A Junior
              Participating Preferred Stock (incorporated by reference
              to Exhibit 3.2 of the Company's Registration Statement on
              Form S-1 (Registration No. 333-29893)).
    4.4    -- Rights Agreement between the Company and ChaseMellon
              Shareholder Services, L.L.C., as rights agent dated
              October 3, 1997 (incorporated by reference to Exhibit
              10.10 of the Company's Registration Statement on Form S-1
              (Registration No. 333-29893)).
   *4.5    -- Form of Senior Indenture.
   *4.6    -- Form of Subordinated Indenture.
  **4.7    -- Form of Warrant Agreement.
  **4.8    -- Form of Debt Securities.
  **4.9    -- Form of Securities Warrants.
  **4.10   -- Form of Depositary Agreement.
  **4.11   -- Form of Depositary Receipt.
   *5.1    -- Opinion of Vinson & Elkins L.L.P.
  *12.1    -- Calculation of Ratio of Earnings to Fixed Charges.
  *23.1    -- Consent of Arthur Andersen LLP.
  *23.2    -- Consent of Vinson & Elkins L.L.P. (included in Exhibit
              5.1).
  *24.1    -- Powers of Attorney (included on the signature pages of
              this Registration Statement).
 **25.1    -- Form T-1 Statement of Eligibility and Qualification under the Trust Indenture Act of 1939 of the trustee under the
              Senior Indenture.

 EXHIBIT
   NO.                             DESCRIPTION
 -------                           -----------
 **25.2    -- Form T-1 Statement of Eligibility and Qualification under the Trust Indenture Act of 1939 of the trustee under the
              Subordinated Indenture.

---------------

 *  Filed herewith.

** To be filed by amendment or in a Current Report on Form 8-K.

ITEM 17.  UNDERTAKINGS.

     (a) Each undersigned registrant hereby undertakes:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

             (i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

             (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement; notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

             (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (a)(l)(i) and (a)(l)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the registration statement.

          (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (b) Each undersigned registrant hereby undertakes that:

          (1) For purposes of determining any liability under the Securities Act, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or
     (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

          (2) For the purpose of determining any liability under the Securities Act, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (c) Each registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefits plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (d) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to any charter provision, by-law, contract, arrangement, statute, or otherwise, each registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted against the registrant by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

     (e) The undersigned registrant hereby undertakes to file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of section 310 of the Trust Indenture Act ("Act") in accordance with the rules and regulations prescribed by the Commission under section 305(b)(2) of the Act.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, Group 1 Automotive, Inc. certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement or amendment to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, State of Texas, on December 21, 2001.

                                          GROUP 1 AUTOMOTIVE, INC.

                                          By:  /s/ B.B. HOLLINGSWORTH, JR.
                                            ------------------------------------
                                                  B.B. HOLLINGSWORTH, JR.
                                                  CHAIRMAN, PRESIDENT AND
                                                  CHIEF EXECUTIVE OFFICER

     KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints B. B. Hollingsworth, Jr. and Scott L. Thompson, or either of them, his true and lawful attorney-in-fact and agent, with full power of substitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement and any additional registration statement pursuant to Rule 462(b), and to file the same with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and ratifying and confirming all that said attorney-in-fact and agent or his substitute or substitutes may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities indicated on the 21st day of December, 2001.

                      SIGNATURE                                                TITLE
                      ---------                                                -----

             /s/ B.B. HOLLINGSWORTH, JR.                   Chairman, President and Chief Executive
-----------------------------------------------------      Officer and Director (Principal Executive
               B.B. HOLLINGSWORTH, JR.                     Officer)

                /s/ SCOTT L. THOMPSON                      Senior Vice President, Chief Financial
-----------------------------------------------------      Officer and Treasurer (Chief Financial and
                  SCOTT L. THOMPSON                        Accounting Officer)

               /s/ ROBERT E. HOWARD II                     Director
-----------------------------------------------------
                 ROBERT E. HOWARD II

                  /s/ JOHN L. ADAMS                        Director
-----------------------------------------------------
                    JOHN L. ADAMS

                 /s/ JOHN H. DUNCAN                        Director
-----------------------------------------------------
                   JOHN H. DUNCAN

               /s/ BENNETT E. BIDWELL                      Director
-----------------------------------------------------
                 BENNETT E. BIDWELL

                 /s/ KEVIN H. WHALEN                       Director
-----------------------------------------------------
                   KEVIN H. WHALEN

               /s/ MAX P. WATSON, JR.                      Director
-----------------------------------------------------
                 MAX P. WATSON, JR.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, each of the undersigned registrants certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement or amendment to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, State of Texas, on December 21, 2001.

                                          BOB HOWARD AUTOMOTIVE EAST, INC.
                                          BOB HOWARD AUTOMOTIVE-H, INC.
                                          BOB HOWARD CHEVROLET, INC.
                                          BOB HOWARD DODGE, INC.
                                          BOB HOWARD GERMAN
                                          IMPORTS, INC.
                                          BOB HOWARD MOTORS, INC.
                                          BOB HOWARD NISSAN, INC.
                                          HOWARD PONTIAC-GMC, INC.
                                          HOWARD-DC, INC.
                                          HOWARD-GM, INC.
                                          HOWARD-GM II, INC.
                                          HOWARD-H, INC.
                                          HOWARD-HA, INC.
                                          HOWARD-SI, INC.

                                          BY:    /s/ ROBERT E. HOWARD II
                                            ------------------------------------
                                                    ROBERT E. HOWARD II
                                                         PRESIDENT

     KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints B. B. Hollingsworth, Jr. and Scott L. Thompson, or either of them, his true and lawful attorney-in-fact and agent, with full power of substitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement and any additional registration statement pursuant to Rule 462(b), and to file the same with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent fully power and authority to do and perform each and every act and thing requisite and ratifying and confirming all that said attorney-in-fact and agent or his substitute or substitutes may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities indicated on the 21st day of December, 2001.

                      SIGNATURE                                                TITLE
                      ---------                                                -----
               /s/ ROBERT E. HOWARD II                      President (Principal Executive Officer)
-----------------------------------------------------
                 ROBERT E. HOWARD II

                /s/ SCOTT L. THOMPSON                       Vice President and Director (Chief Financial
-----------------------------------------------------       and Accounting Officer)
                  SCOTT L. THOMPSON

                /s/ J. BROOKS O'HARA                        Director
-----------------------------------------------------
                  J. BROOKS O'HARA

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, each of the undersigned registrants certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement or amendment to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, State of Texas, on December 21, 2001.

                                          CASA CHEVROLET INC.
                                          CASA CHRYSLER PLYMOUTH JEEP INC.
                                          JOHNS AUTOMOTIVE GROUP, INC.
                                          SUNSHINE BUICK PONTIAC GMC TRUCK, INC.
                                          CASA MITSUBISHI, INC.

                                          By: /s/ JERALD L. PATTERSON, JR.
                                            ------------------------------------
                                                  JERALD L. PATTERSON, JR.
                                                         PRESIDENT

     KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints B. B. Hollingsworth, Jr. and Scott L. Thompson, or either of them, his true and lawful attorney-in-fact and agent, with full power of substitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement and any additional registration statement pursuant to Rule 462(b), and to file the same with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent fully power and authority to do and perform each and every act and thing requisite and ratifying and confirming all that said attorney-in-fact and agent or his substitute or substitutes may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities indicated on the 21st day of December, 2001.

                      SIGNATURE                                                TITLE
                      ---------                                                -----

            /s/ JERALD L. PATTERSON, JR.                    President
-----------------------------------------------------       (Principal Executive Officer)
              JERALD L. PATTERSON, JR.

                /s/ SCOTT L. THOMPSON                       Vice President and Director
-----------------------------------------------------       (Chief Financial and Accounting Officer)
                  SCOTT L. THOMPSON

                /s/ J. BROOKS O'HARA                        Director
-----------------------------------------------------
                  J. BROOKS O'HARA

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, Courtesy Nissan, Inc. certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement or amendment to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, State of Texas, on December 21, 2001.

                                          COURTESY NISSAN, INC.

                                          By:      /s/ RONALD J. KUTZ
                                            ------------------------------------
                                                       RONALD J. KUTZ
                                                         PRESIDENT

     KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints B. B. Hollingsworth, Jr. and Scott L. Thompson, or either of them, his true and lawful attorney-in-fact and agent, with full power of substitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement and any additional registration statement pursuant to Rule 462(b), and to file the same with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent fully power and authority to do and perform each and every act and thing requisite and ratifying and confirming all that said attorney-in-fact and agent or his substitute or substitutes may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities indicated on the 21st day of December, 2001.

                      SIGNATURE                                                TITLE
                      ---------                                                -----

                 /s/ RONALD J. KUTZ                         President (Principal Executive Officer)
-----------------------------------------------------
                   RONALD J. KUTZ

                /s/ SCOTT L. THOMPSON                       Vice President and Director (Chief Financial
-----------------------------------------------------       and Accounting Officer)
                  SCOTT L. THOMPSON

                /s/ J. BROOKS O'HARA                        Director
-----------------------------------------------------
                  J. BROOKS O'HARA

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, Luby Chevrolet Co. certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement or amendment to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, State of Texas, on December 21, 2001.

                                          LUBY CHEVROLET CO.

                                          By:    /s/ RICHARD FLEISCHMAN
                                            ------------------------------------
                                                    RICHARD FLEISCHMAN
                                                        PRESIDENT

     KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints B. B. Hollingsworth, Jr. and Scott L. Thompson, or either of them, his true and lawful attorney-in-fact and agent, with full power of substitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement and any additional registration statement pursuant to Rule 462(b), and to file the same with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent fully power and authority to do and perform each and every act and thing requisite and ratifying and confirming all that said attorney-in-fact and agent or his substitute or substitutes may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities indicated on the 21st day of December, 2001.

                      SIGNATURE                                                TITLE
                      ---------                                                -----

               /s/ RICHARD FLEISCHMAN                       President (Principal Executive Officer)
-----------------------------------------------------
                 RICHARD FLEISCHMAN

                /s/ SCOTT L. THOMPSON                       Vice President and Director (Chief Financial
-----------------------------------------------------       and Accounting Officer)
                  SCOTT L. THOMPSON

                /s/ J. BROOKS O'HARA                        Director
-----------------------------------------------------
                  J. BROOKS O'HARA

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, each of the undersigned registrants certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement or amendment to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, State of Texas, on December 21, 2001.

                                          HIGHLAND AUTOPLEX, INC.
                                          ROUND ROCK NISSAN, INC.
                                          SMITH, LIU & KUTZ, INC.
                                          TOWN NORTH NISSAN, INC.
                                          TOWN NORTH SUZUKI, INC.

                                          By: /s/ THOMAS NYLE MAXWELL, JR.
                                            ------------------------------------
                                                 THOMAS NYLE MAXWELL, JR.
                                                        PRESIDENT

     KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints B. B. Hollingsworth, Jr. and Scott L. Thompson, or either of them, his true and lawful attorney-in-fact and agent, with full power of substitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement and any additional registration statement pursuant to Rule 462(b), and to file the same with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent fully power and authority to do and perform each and every act and thing requisite and ratifying and confirming all that said attorney-in-fact and agent or his substitute or substitutes may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities indicated on the 21st day of December, 2001.

                      SIGNATURE                                                TITLE
                      ---------                                                -----

            /s/ THOMAS NYLE MAXWELL, JR.                    President (Principal Executive Officer)
-----------------------------------------------------
              THOMAS NYLE MAXWELL, JR.

                /s/ SCOTT L. THOMPSON                       Vice President and Director (Chief Financial
-----------------------------------------------------       and Accounting Officer)
                  SCOTT L. THOMPSON

                /s/ J. BROOKS O'HARA                        Director
-----------------------------------------------------
                  J. BROOKS O'HARA

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, each of the undersigned registrants certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement or amendment to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, State of Texas, on December 21, 2001.

                                          FOYT MOTORS, INC.
                                          MCCALL-H, INC.
                                          MCCALL-SI, INC.

                                          By:      /s/ KEVIN H. WHALEN
                                            ------------------------------------
                                                      KEVIN H. WHALEN
                                                         PRESIDENT

     KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints B. B. Hollingsworth, Jr. and Scott L. Thompson, or either of them, his true and lawful attorney-in-fact and agent, with full power of substitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement and any additional registration statement pursuant to Rule 462(b), and to file the same with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent fully power and authority to do and perform each and every act and thing requisite and ratifying and confirming all that said attorney-in-fact and agent or his substitute or substitutes may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities indicated on the 21st day of December, 2001.

                      SIGNATURE                                                TITLE
                      ---------                                                -----

                 /s/ KEVIN H. WHALEN                        President (Principal Executive Officer)
-----------------------------------------------------
                   KEVIN H. WHALEN

                /s/ SCOTT L. THOMPSON                       Vice President and Director (Chief Financial
-----------------------------------------------------       and Accounting Officer)
                  SCOTT L. THOMPSON

                /s/ J. BROOKS O'HARA                        Director
-----------------------------------------------------
                  J. BROOKS O'HARA

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, each of the undersigned registrants certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement or amendment to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, State of Texas, on December 21, 2001.

                                          MIKE SMITH AUTOMOTIVE-H, INC.
                                          MIKE SMITH AUTOMOTIVE-N, INC.
                                          MIKE SMITH AUTOPLAZA, INC.
                                          MIKE SMITH AUTOPLEX, INC.
                                          MIKE SMITH AUTOPLEX BUICK, INC.
                                          MIKE SMITH AUTOPLEX DODGE, INC.
                                          MIKE SMITH AUTOPLEX-GERMAN IMPORTS,
                                            INC.
                                          MIKE SMITH AUTOPLEX-V, INC.
                                          MIKE SMITH GM, INC.
                                          MIKE SMITH MOTORS, INC.
                                          MIKE SMITH IMPORTS, INC.

                                          By:     /s/ MICHAEL G. SMITH
                                            ------------------------------------
                                                      MICHAEL G. SMITH
                                                         PRESIDENT

     KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints B. B. Hollingsworth, Jr. and Scott L. Thompson, or either of them, his true and lawful attorney-in-fact and agent, with full power of substitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement and any additional registration statement pursuant to Rule 462(b), and to file the same with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent fully power and authority to do and perform each and every act and thing requisite and ratifying and confirming all that said attorney-in-fact and agent or his substitute or substitutes may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities indicated on the 21st day of December, 2001.

                      SIGNATURE                                                TITLE
                      ---------                                                -----

                /s/ MICHAEL G. SMITH                        President (Principal Executive Officer)
-----------------------------------------------------
                  MICHAEL G. SMITH

                /s/ SCOTT L. THOMPSON                       Vice President and Director (Chief Financial
-----------------------------------------------------       and Accounting Officer)
                  SCOTT L. THOMPSON

                /s/ J. BROOKS O'HARA                        Director
-----------------------------------------------------
                  J. BROOKS O'HARA

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, each of the undersigned registrants certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement or amendment to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, State of Texas, on December 21, 2001.

                                          CHAPERRAL DODGE, LTD.
                                          COLONIAL CHRYSLER-PLYMOUTH, LTD.
                                          KUTZ-DC, LTD.
                                          MAXWELL CHRYSLER PLYMOUTH DODGE
                                            JEEP EAGLE, LTD.
                                          PRESTIGE CHRYSLER PLYMOUTH NORTHWEST,
                                          LTD.
                                          PRESTIGE CHRYSLER PLYMOUTH SOUTH, LTD.
                                          MAXWELL FORD, LTD.
                                          MAXWELL-FII, LTD.
                                          MAXWELL-SM, LTD.
                                          MCCALL-TL, LTD.
                                          MCCALL-HA, LTD.
                                          MCCALL-T, LTD.
                                          MCCALL-TII, LTD.
                                          LUBBOCK MOTORS-F, LTD.
                                          LUBBOCK MOTORS-T, LTD.
                                          LUBBOCK MOTORS-S, LTD.
                                          LUBBOCK MOTORS, LTD.
                                          ROCKWALL AUTOMOTIVE-DCD, LTD.
                                          ROCKWALL AUTOMOTIVE-F, LTD.
                                          AMARILLO MOTORS-C, LTD.
                                          AMARILLO MOTORS-F, LTD.
                                          AMARILLO MOTORS-J, LTD.
                                          AMARILLO MOTORS-SM, LTD.
                                          LUBBOCK MOTORS-SH, LTD.
                                          AMARILLO MOTORS-FM, LTD.
                                          GPI, LTD.

                                          By: Group 1 Associates, Inc.
                                              General Partner

                                          By:     /s/ SCOTT L. THOMPSON
                                            ------------------------------------
                                                    SCOTT L. THOMPSON
                                                      VICE PRESIDENT

     KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints B. B. Hollingsworth, Jr. and Scott L. Thompson, or either of them, his true and lawful attorney-in-fact and agent, with full power of substitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement and any additional registration statement pursuant to Rule 462(b), and to file the same with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent fully power and authority to do and perform each and every act and thing requisite and ratifying and confirming all that said attorney-in-fact and agent or his substitute or substitutes may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities indicated on the 21st day of December, 2001.

                      SIGNATURE                                                TITLE
                      ---------                                                -----

                /s/ SCOTT L. THOMPSON                       Director, Group 1 Associates, Inc. (General
-----------------------------------------------------       Partner)
                  SCOTT L. THOMPSON

                /s/ J. BROOKS O'HARA                        Director, Group 1 Associates, Inc. (General
-----------------------------------------------------       Partner)
                  J. BROOKS O'HARA

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, each of the undersigned registrants certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement or amendment to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, State of Texas, on December 21, 2001.

                                          HARVEY HOLDINGS, INC.
                                          HARVEY-T, INC.

                                          By:    /s/ DONALD B. BOHN, JR.
                                            ------------------------------------
                                                    DONALD B. BOHN, JR.
                                                         PRESIDENT

     KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints B. B. Hollingsworth, Jr. and Scott L. Thompson, or either of them, his true and lawful attorney-in-fact and agent, with full power of substitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement and any additional registration statement pursuant to Rule 462(b), and to file the same with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent fully power and authority to do and perform each and every act and thing requisite and ratifying and confirming all that said attorney-in-fact and agent or his substitute or substitutes may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities indicated on the 21st day of December, 2001.

                      SIGNATURE                                                TITLE
                      ---------                                                -----

               /s/ DONALD B. BOHN, JR.                      President (Principal Executive Officer)
-----------------------------------------------------
                 DONALD B. BOHN, JR.

                /s/ SCOTT L. THOMPSON                       Vice President and Director (Chief Financial
-----------------------------------------------------       and Accounting Officer)
                  SCOTT L. THOMPSON

                /s/ J. BROOKS O'HARA                        Director
-----------------------------------------------------
                  J. BROOKS O'HARA

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, each of the undersigned registrants certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement or amendment to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, State of Texas, on December 21, 2001.

                                          HARVEY FORD, LLC
                                          HARVEY GM, LLC

                                          By:    /s/ DONALD B. BOHN, JR.
                                            ------------------------------------
                                                    DONALD B. BOHN, JR.
                                                         PRESIDENT

     KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints B. B. Hollingsworth, Jr. and Scott L. Thompson, or either of them, his true and lawful attorney-in-fact and agent, with full power of substitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement and any additional registration statement pursuant to Rule 462(b), and to file the same with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent fully power and authority to do and perform each and every act and thing requisite and ratifying and confirming all that said attorney-in-fact and agent or his substitute or substitutes may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities indicated on the 21st day of December, 2001.

                      SIGNATURE                                            TITLE
                      ---------                                            -----

               /s/ DONALD B. BOHN, JR.                 President (Principal Executive Officer)
-----------------------------------------------------
                 DONALD B. BOHN, JR.

                /s/ SCOTT L. THOMPSON                  Vice President (Chief Financial and Accounting
-----------------------------------------------------  Officer) Director, Harvey Holdings, Inc. (Sole
                  SCOTT L. THOMPSON                    Member)

                /s/ J. BROOKS O'HARA                   Director, Harvey Holdings, Inc. (Sole Member)
-----------------------------------------------------
                  J. BROOKS O'HARA

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, Harvey Operations-T, LLC certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement or amendment to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, State of Texas, on December 21, 2001.

                                            HARVEY OPERATIONS-T, LLC

                                            By:   /s/ DONALD B. BOHN, JR.
                                              ----------------------------------
                                                     DONALD B. BOHN, JR.
                                                          PRESIDENT

     KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints B. B. Hollingsworth, Jr. and Scott L. Thompson, or either of them, his true and lawful attorney-in-fact and agent, with full power of substitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement and any additional registration statement pursuant to Rule 462(b), and to file the same with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent fully power and authority to do and perform each and every act and thing requisite and ratifying and confirming all that said attorney-in-fact and agent or his substitute or substitutes may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities indicated on the 21st day of December, 2001.

                      SIGNATURE                                            TITLE
                      ---------                                            -----

               /s/ DONALD B. BOHN, JR.                 President (Principal Executive Officer)
-----------------------------------------------------
                 DONALD B. BOHN, JR.

                /s/ SCOTT L. THOMPSON                  Vice President (Chief Financial and Accounting
-----------------------------------------------------  Officer) Director, Harvey-T, Inc. (Sole
                  SCOTT L. THOMPSON                    Member)

                /s/ J. BROOKS O'HARA                   Director, Harvey-T, Inc. (Sole Member)
-----------------------------------------------------
                  J. BROOKS O'HARA

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, each of the undersigned registrants certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement or amendment to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, State of Texas, on December 21, 2001.

                                          PERIMETER FORD, INC.
                                          JIM TIDWELL FORD, INC.
                                          GPI ATLANTA-T, INC.
                                          GPI ATLANTA-FLM, INC.
                                          GPI ATLANTA-F, INC.
                                          GPI ATLANTA-FLM II, INC.

                                          By:       /s/ KEVIN MCHUGH
                                            ------------------------------------
                                                        KEVIN MCHUGH
                                                         PRESIDENT

     KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints B. B. Hollingsworth, Jr. and Scott L. Thompson, or either of them, his true and lawful attorney-in-fact and agent, with full power of substitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement and any additional registration statement pursuant to Rule 462(b), and to file the same with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent fully power and authority to do and perform each and every act and thing requisite and ratifying and confirming all that said attorney-in-fact and agent or his substitute or substitutes may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities indicated on the 21st day of December, 2001.

                      SIGNATURE                                                TITLE
                      ---------                                                -----

                  /s/ KEVIN MCHUGH                         President (Principal Executive Officer)
-----------------------------------------------------
                    KEVIN MCHUGH

                /s/ SCOTT L. THOMPSON                      Vice President and Director (Chief Financial
-----------------------------------------------------      and Accounting Officer)
                  SCOTT L. THOMPSON

                /s/ J. BROOKS O'HARA                       Director
-----------------------------------------------------
                  J. BROOKS O'HARA

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, each of the undersigned registrants certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement or amendment to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, State of Texas, on December 21, 2001.

                                          KEY FORD, INC.
                                          SHAMROCK CHEVROLET, INC.

                                          BY:     /s/ RANDY L. CALLISON
                                            ------------------------------------
                                                     RANDY L. CALLISON
                                                         PRESIDENT

     KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints B. B. Hollingsworth, Jr. and Scott L. Thompson, or either of them, his true and lawful attorney-in-fact and agent, with full power of substitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement and any additional registration statement pursuant to Rule 462(b), and to file the same with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent fully power and authority to do and perform each and every act and thing requisite and ratifying and confirming all that said attorney-in-fact and agent or his substitute or substitutes may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities indicated on the 21st day of December, 2001.

                      SIGNATURE                                                TITLE
                      ---------                                                -----

                /s/ RANDY L. CALLISON                      President (Principal Executive Officer)
-----------------------------------------------------
                  RANDY L. CALLISON

                /s/ SCOTT L. THOMPSON                      Vice President and Director (Chief Financial
-----------------------------------------------------      and Accounting Officer)
                  SCOTT L. THOMPSON

                /s/ J. BROOKS O'HARA                       Director
-----------------------------------------------------
                  J. BROOKS O'HARA

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, Ira Automotive Group, LLC certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement or amendment to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, State of Texas, on December 21, 2001.

                                          IRA AUTOMOTIVE GROUP, LLC

                                          By:    /s/ DAVID S. ROSENBERG
                                            ------------------------------------
                                                     DAVID S. ROSENBERG
                                                         PRESIDENT

     KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints B. B. Hollingsworth, Jr. and Scott L. Thompson, or either of them, his true and lawful attorney-in-fact and agent, with full power of substitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement and any additional registration statement pursuant to Rule 462(b), and to file the same with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent fully power and authority to do and perform each and every act and thing requisite and ratifying and confirming all that said attorney-in-fact and agent or his substitute or substitutes may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities indicated on the 21st day of December, 2001.

                      SIGNATURE                                                TITLE
                      ---------                                                -----

               /s/ DAVID S. ROSENBERG                      President (Principal Executive Officer)
-----------------------------------------------------
                 DAVID S. ROSENBERG

                /s/ SCOTT L. THOMPSON                      Vice President (Chief Financial and
-----------------------------------------------------      Accounting Officer) Director, Danvers-T, Inc.
                  SCOTT L. THOMPSON                        (Sole Member)

                /s/ J. BROOKS O'HARA                       Director, Danvers-T, Inc. (Sole Member)
-----------------------------------------------------
                  J. BROOKS O'HARA

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, each of the undersigned registrants certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement or amendment to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, State of Texas, on December 21, 2001.

                                          DANVERS-DC, INC.
                                          DANVERS-DCII, INC.
                                          DANVERS-DCIII, INC.
                                          DANVERS-GM, INC.
                                          DANVERS-S, INC.
                                          DANVERS-SU, INC.
                                          DANVERS-T, INC.
                                          DANVERS-TL, INC.

                                          By:    /s/ DAVID S. ROSENBERG
                                            ------------------------------------
                                                     DAVID S. ROSENBERG
                                                         PRESIDENT

     KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints B. B. Hollingsworth, Jr. and Scott L. Thompson, or either of them, his true and lawful attorney-in-fact and agent, with full power of substitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement and any additional registration statement pursuant to Rule 462(b), and to file the same with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent fully power and authority to do and perform each and every act and thing requisite and ratifying and confirming all that said attorney-in-fact and agent or his substitute or substitutes may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities indicated on the 21st day of December, 2001.

                      SIGNATURE                                                TITLE
                      ---------                                                -----

               /s/ DAVID S. ROSENBERG                       President (Principal Executive Officer)
-----------------------------------------------------
                 DAVID S. ROSENBERG

                /s/ SCOTT L. THOMPSON                       Vice President and Director (Chief Financial
-----------------------------------------------------       and Accounting Officer)
                  SCOTT L. THOMPSON

                /s/ J. BROOKS O'HARA                        Director
-----------------------------------------------------
                  J. BROOKS O'HARA

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, Group 1 DCP, Inc. certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement or amendment to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, State of Texas, on December 21, 2001.

                                          GROUP 1 DCP, INC.

                                          By:  /s/ B.B. HOLLINGSWORTH, JR.
                                            ------------------------------------
                                                 B.B. HOLLINGSWORTH, JR.
                                                        PRESIDENT

     KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints B. B. Hollingsworth, Jr. and Scott L. Thompson, or either of them, his true and lawful attorney-in-fact and agent, with full power of substitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement and any additional registration statement pursuant to Rule 462(b), and to file the same with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent fully power and authority to do and perform each and every act and thing requisite and ratifying and confirming all that said attorney-in-fact and agent or his substitute or substitutes may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities indicated on the 21st day of December, 2001.

                      SIGNATURE                                                TITLE
                      ---------                                                -----

             /s/ B.B. HOLLINGSWORTH, JR.                    President and Director (Principal Executive
-----------------------------------------------------       Officer)
               B.B. HOLLINGSWORTH, JR.

                /s/ SCOTT L. THOMPSON                       Vice President and Director (Chief Financial
-----------------------------------------------------       and Accounting Officer)
                  SCOTT L. THOMPSON

                 /s/ JOHN T. TURNER                         Director
-----------------------------------------------------
                   JOHN T. TURNER

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, each of the undersigned registrants certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement or amendment to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, State of Texas, on December 21, 2001.

                                          GPI ACQUISITION, INC.
                                          GROUP 1 REALTY, INC.
                                          SMC INVESTMENT, INC.
                                          KOONS FORD, INC.
                                          COURTESY FORD, INC.
                                          FLAMINGO FORD, INC.

                                          By:     /s/ SCOTT L. THOMPSON
                                            ------------------------------------
                                                    SCOTT L. THOMPSON
                                                        PRESIDENT

     KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints B.B. Hollingsworth, Jr. and Scott L. Thompson, or either of them, his true and lawful attorney-in-fact and agent, with full power of substitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement and any additional registration statement pursuant to Rule 462(b), and to file the same with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent fully power and authority to do and perform each and every act and thing requisite and ratifying and confirming all that said attorney-in-fact and agent or his substitute or substitutes may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities indicated on the 21st day of December, 2001.

                      SIGNATURE                                                TITLE
                      ---------                                                -----

                /s/ SCOTT L. THOMPSON                       President and Director (Principal Executive
-----------------------------------------------------       Officer, Chief Financial and Accounting
                  SCOTT L. THOMPSON                         Officer)

                /s/ J. BROOKS O'HARA                        Director
-----------------------------------------------------
                  J. BROOKS O'HARA

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, Group 1 Associates, Inc. certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement or amendment to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, State of Texas, on December 21, 2001.

                                          GROUP 1 ASSOCIATES, INC.

                                          By:  /s/ B.B. HOLLINGSWORTH, JR.
                                            ------------------------------------
                                                  B.B. HOLLINGSWORTH, JR.
                                               PRESIDENT AND CHIEF EXECUTIVE
                                                           OFFICER

     KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints B. B. Hollingsworth, Jr. and Scott L. Thompson, or either of them, his true and lawful attorney-in-fact and agent, with full power of substitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement and any additional registration statement pursuant to Rule 462(b), and to file the same with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent fully power and authority to do and perform each and every act and thing requisite and ratifying and confirming all that said attorney-in-fact and agent or his substitute or substitutes may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities indicated on the 21st day of December, 2001.

                      SIGNATURE                                                TITLE
                      ---------                                                -----

             /s/ B.B. HOLLINGSWORTH, JR.                    President
-----------------------------------------------------       (Principal Executive Officer)
               B.B. HOLLINGSWORTH, JR.

                /s/ SCOTT L. THOMPSON                       Vice President and Director
-----------------------------------------------------       (Chief Financial and Accounting Officer)
                  SCOTT L. THOMPSON

                /s/ J. BROOKS O'HARA                        Director
-----------------------------------------------------
                  J. BROOKS O'HARA

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, each of the undersigned registrants certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement or amendment to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, State of Texas, on December 21, 2001.

                                            GROUP 1 HOLDINGS-DC, L.L.C.
                                            GROUP 1 HOLDINGS-T, L.L.C.
                                            GROUP 1 HOLDINGS-GM, L.L.C.
                                            GROUP 1 HOLDINGS-H, L.L.C.
                                            GROUP 1 HOLDINGS-S, L.L.C.
                                            GROUP 1 HOLDINGS-N, L.L.C.

                                            By:    /s/ SCOTT L. THOMPSON
                                              ----------------------------------
                                                      SCOTT L. THOMPSON
                                                          PRESIDENT

     KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints B. B. Hollingsworth, Jr. and Scott L. Thompson, or either of them, his true and lawful attorney-in-fact and agent, with full power of substitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement and any additional registration statement pursuant to Rule 462(b), and to file the same with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent fully power and authority to do and perform each and every act and thing requisite and ratifying and confirming all that said attorney-in-fact and agent or his substitute or substitutes may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities indicated on the 21st day of December, 2001.

                      SIGNATURE                                            TITLE
                      ---------                                            -----

                /s/ SCOTT L. THOMPSON                  President (Principal Executive Officer and
-----------------------------------------------------  Chief Financial and Accounting Officer)
                  Scott L. Thompson

             /s/ B.B. HOLLINGSWORTH, JR.               Director, Group 1 Automotive, Inc. (Sole
-----------------------------------------------------  Member)
               B.B. Hollingsworth, Jr.

               /s/ ROBERT E. HOWARD II                 Director, Group 1 Automotive, Inc. (Sole
-----------------------------------------------------  Member)
                 Robert E. Howard II

                  /s/ JOHN L. ADAMS                    Director, Group 1 Automotive, Inc. (Sole
-----------------------------------------------------  Member)
                    John L. Adams

                 /s/ JOHN H. DUNCAN                    Director, Group 1 Automotive, Inc. (Sole
-----------------------------------------------------  Member)
                   John H. Duncan

               /s/ BENNETT E. BIDWELL                  Director, Group 1 Automotive, Inc. (Sole
-----------------------------------------------------  Member)
                 Bennett E. Bidwell

                      SIGNATURE                                            TITLE
                      ---------                                            -----


                 /s/ KEVIN H. WHALEN                   Director, Group 1 Automotive, Inc. (Sole
-----------------------------------------------------  Member)
                   Kevin H. Whalen

               /s/ MAX P. WATSON, JR.                  Director, Group 1 Automotive, Inc. (Sole
-----------------------------------------------------  Member)
                 Max P. Watson, Jr.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, each of the undersigned registrants certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement or amendment to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, State of Texas, on December 21, 2001.

                                            GROUP 1 LP INTERESTS-DC, INC.
                                            GROUP 1 LP INTERESTS-F, INC.
                                            GROUP 1 LP INTERESTS-T, INC.
                                            GROUP 1 LP INTERESTS-GM, INC.
                                            GROUP 1 LP INTERESTS-H, INC.
                                            GROUP 1 LP INTERESTS-S, INC.
                                            GROUP 1 LP INTERESTS-N, INC.

                                            By:     /s/ MATHEW J. BAER
                                              ----------------------------------
                                                        MATHEW J. BAER
                                                   PRESIDENT AND SECRETARY

     KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints B. B. Hollingsworth, Jr. and Scott L. Thompson, or either of them, his true and lawful attorney-in-fact and agent, with full power of substitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement and any additional registration statement pursuant to Rule 462(b), and to file the same with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent fully power and authority to do and perform each and every act and thing requisite and ratifying and confirming all that said attorney-in-fact and agent or his substitute or substitutes may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities indicated on the 21st day of December, 2001.

                      SIGNATURE                                             TITLE
                      ---------                                             -----

                 /s/ MATHEW J. BAER                      President and Secretary (Principal Executive
-----------------------------------------------------    Officer)
                   Mathew J. Baer

                /s/ MATTHEW MCGOVERN                     Vice President and Director (Chief Financial
-----------------------------------------------------    and Accounting Officer)
                  Matthew McGovern

               /s/ DONALD B. BOHN, JR.                   Vice President and Director
-----------------------------------------------------
                 Donald B. Bohn, Jr.

                 /s/ PAMELA JASINSKI                     Director
-----------------------------------------------------
                   Pamela Jasinski

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, Delaware Acquisition-GM, L.L.C. certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement or amendment to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, State of Texas, on December 21, 2001.

                                          DELAWARE ACQUISITION-GM, L.L.C.

                                          By:      /s/ MATHEW J. BAER
                                            ------------------------------------
                                                      MATHEW J. BAER
                                                         MANAGER

     KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints B. B. Hollingsworth, Jr. and Scott L. Thompson, or either of them, his true and lawful attorney-in-fact and agent, with full power of substitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement and any additional registration statement pursuant to Rule 462(b), and to file the same with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent fully power and authority to do and perform each and every act and thing requisite and ratifying and confirming all that said attorney-in-fact and agent or his substitute or substitutes may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities indicated on the 21st day of December, 2001.

                      SIGNATURE                                                TITLE
                      ---------                                                -----

                /s/ MATTHEW MCGOVERN                        Director, Group 1 LP Interests-GM, Inc.
-----------------------------------------------------       (Sole Member)
                  MATTHEW MCGOVERN

               /s/ DONALD B. BOHN, JR.                      Director, Group 1 LP Interests-GM, Inc.
-----------------------------------------------------       (Sole Member)
                 DONALD B. BOHN, JR.

                 /s/ PAMELA JASINSKI                        Director, Group 1 LP Interests-GM, Inc.
-----------------------------------------------------       (Sole Member)
                   PAMELA JASINSKI

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, Delaware Acquisition-F, L.L.C. certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement or amendment to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, State of Texas, on December 21, 2001.

                                          DELAWARE ACQUISITION-F, L.L.C.

                                          By:      /s/ MATHEW J. BAER
                                            ------------------------------------
                                                       MATHEW J. BAER
                                                          MANAGER

     KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints B. B. Hollingsworth, Jr. and Scott L. Thompson, or either of them, his true and lawful attorney-in-fact and agent, with full power of substitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement and any additional registration statement pursuant to Rule 462(b), and to file the same with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent fully power and authority to do and perform each and every act and thing requisite and ratifying and confirming all that said attorney-in-fact and agent or his substitute or substitutes may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities indicated on the 21st day of December, 2001.

                      SIGNATURE                                                TITLE
                      ---------                                                -----

                /s/ MATTHEW MCGOVERN                        Director, Group 1 LP Interests-F, Inc.
-----------------------------------------------------       (Sole Member)
                  MATTHEW MCGOVERN

               /s/ DONALD B. BOHN, JR.                      Director, Group 1 LP Interests-F, Inc.
-----------------------------------------------------       (Sole Member)
                 DONALD B. BOHN, JR.

                 /s/ PAMELA JASINSKI                        Director, Group 1 LP Interests-F, Inc.
-----------------------------------------------------       (Sole Member)
                   PAMELA JASINSKI

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, Delaware Acquisition-DC, L.L.C. certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement or amendment to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, State of Texas, on December 21, 2001.

                                          DELAWARE ACQUISITION-DC, L.L.C.

                                          By:      /s/ MATHEW J. BAER
                                            ------------------------------------
                                                       MATHEW J. BAER
                                                          MANAGER

     KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints B. B. Hollingsworth, Jr. and Scott L. Thompson, or either of them, his true and lawful attorney-in-fact and agent, with full power of substitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement and any additional registration statement pursuant to Rule 462(b), and to file the same with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent fully power and authority to do and perform each and every act and thing requisite and ratifying and confirming all that said attorney-in-fact and agent or his substitute or substitutes may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities indicated on the 21st day of December, 2001.

                      SIGNATURE                                                TITLE
                      ---------                                                -----

                /s/ MATTHEW MCGOVERN                        Director, Group 1 LP Interests-DC, Inc.
-----------------------------------------------------       (Sole Member)
                  MATTHEW MCGOVERN

               /s/ DONALD B. BOHN, JR.                      Director, Group 1 LP Interests-DC, Inc.
-----------------------------------------------------       (Sole Member)
                 DONALD B. BOHN, JR.

                 /s/ PAMELA JASINSKI                        Director, Group 1 LP Interests-DC, Inc.
-----------------------------------------------------       (Sole Member)
                   PAMELA JASINSKI

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, Delaware Acquisition-T, L.L.C. certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement or amendment to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, State of Texas, on December 21, 2001.

                                          DELAWARE ACQUISITION-T, L.L.C.

                                          By:      /s/ MATHEW J. BAER
                                            ------------------------------------
                                                      MATHEW J. BAER
                                                         MANAGER

     KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints B. B. Hollingsworth, Jr. and Scott L. Thompson, or either of them, his true and lawful attorney-in-fact and agent, with full power of substitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement and any additional registration statement pursuant to Rule 462(b), and to file the same with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent fully power and authority to do and perform each and every act and thing requisite and ratifying and confirming all that said attorney-in-fact and agent or his substitute or substitutes may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities indicated on the 21st day of December, 2001.

                      SIGNATURE                                                TITLE
                      ---------                                                -----

                /s/ MATTHEW MCGOVERN                        Director, Group 1 LP Interests-T, Inc.
-----------------------------------------------------       (Sole Member)
                  MATTHEW MCGOVERN

               /s/ DONALD B. BOHN, JR.                      Director, Group 1 LP Interests-T, Inc.
-----------------------------------------------------       (Sole Member)
                 DONALD B. BOHN, JR.

                 /s/ PAMELA JASINSKI                        Director, Group 1 LP Interests-T, Inc.
-----------------------------------------------------       (Sole Member)
                   PAMELA JASINSKI

                               INDEX TO EXHIBITS

 EXHIBIT
   NO.                             DESCRIPTION
 -------                           -----------
  **1.1    -- Underwriting Agreement (Debt Securities).
  **1.2    -- Underwriting Agreement (Common Stock).
  **1.3    -- Underwriting Agreement (Preferred Stock).
  **1.4    -- Underwriting Agreement (Warrants).
    4.1    -- Restated Certificate of Incorporation of the Company
              (incorporated by reference to Exhibit 3.1 to the
              Company's Registration Statement on Form S-1
              (Registration No. 333-29893)).
    4.2    -- By-Laws of the Company (incorporated by reference to
              Exhibit 3.3 to the Company's Registration Statement on
              Form S-1 (Registration No. 333-29893)).
    4.3    -- Certificate of Designation of Series A Junior
              Participating Preferred Stock (incorporated by reference
              to Exhibit 3.2 of the Company's Registration Statement on
              Form S-1 (Registration No. 333-29893)).
    4.4    -- Rights Agreement between the Company and ChaseMellon
              Shareholder Services, L.L.C., as rights agent dated
              October 3, 1997 (incorporated by reference to Exhibit
              10.10 of the Company's Registration Statement on Form S-1
              (Registration No. 333-29893)).
   *4.5    -- Form of Senior Indenture.
   *4.6    -- Form of Subordinated Indenture.
  **4.7    -- Form of Warrant Agreement.
  **4.8    -- Form of Debt Securities.
  **4.9    -- Form of Securities Warrants.
  **4.10   -- Form of Depositary Agreement.
  **4.11   -- Form of Depositary Receipt.
   *5.1    -- Opinion of Vinson & Elkins L.L.P.
  *12.1    -- Calculation of Ratio of Earnings to Fixed Charges.
  *23.1    -- Consent of Arthur Andersen LLP.
  *23.2    -- Consent of Vinson & Elkins L.L.P. (included in Exhibit
              5.1).
  *24.1    -- Powers of Attorney (included on the signature pages of
              this Registration Statement).
 **25.1    -- Form T-1 Statement of Eligibility and Qualification under the Trust Indenture Act of 1939 of the trustee under the
              Senior Indenture.
 **25.2    -- Form T-1 Statement of Eligibility and Qualification under the Trust Indenture Act of 1939 of the trustee under the
              Subordinated Indenture.

---------------

 *  Filed herewith.

** To be filed by amendment or in a Current Report on Form 8-K.